                                                                    EXHIBIT 10.3


                              INVENTA CORPORATION


                        ______________________________

            SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                        ______________________________



                                 May 11, 1998

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
1.   Purchase and Sale of Series C Preferred Stock..........................  1

     1.1  Sale and Issuance of Series C Preferred Stock.....................  1
     1.2  Closing Date; Delivery............................................  1

2.   Representations and Warranties of the Company..........................  1
     2.1   Organization, Good Standing and Qualification....................  1
     2.2   Capitalization...................................................  2
     2.3   Subsidiaries.....................................................  2
     2.4   Authorization....................................................  2
     2.5   Valid Issuance of Securities.....................................  2
     2.6   Governmental Consents............................................  3
     2.7   Litigation.......................................................  3
     2.8   Patent and Trademarks............................................  3
     2.9   Compliance with Other Instruments................................  4
     2.10  Disclosure.......................................................  4
     2.11  Registration Rights..............................................  4
     2.12  Title to Property and Assets.....................................  4
     2.13  Financial Statements.............................................  5
     2.14  Changes..........................................................  5
     2.15  Minute Books.....................................................  6
     2.16  Labor Agreements and Actions.....................................  6
     2.17  Employee Plans...................................................  7
     2.18  Employees........................................................  7
     2.19  Tax Returns and Payments.........................................  7
     2.20  Agreements; Action...............................................  7
     2.21  Obligations to Related Parties...................................  9
     2.22  Real Property Holding Corporation................................  9
     2.23  Insurance........................................................  9
     2.24  Investment Company Act...........................................  9
     2.25  Qualified Small Business.........................................  9

3.   Representations and Warranties of the Investors........................  9

     3.1   Authorization....................................................  9
     3.2   Purchase Entirely for Own Account................................  9
     3.3   Disclosure of Information........................................ 10
     3.4   Economic Risk.................................................... 10
     3.5   Restricted Securities............................................ 10
     3.6   Further Limitations on Disposition............................... 10
     3.7   Legends.......................................................... 11

4.   California Commissioner of Corporations................................ 11

     4.1   Corporate Securities Law......................................... 11

5.   Conditions of Investor's Obligations at Closing........................ 12

     5.1   Representations and Warranties................................... 12
     5.2   Performance...................................................... 12
     5.3   Articles of Incorporation........................................ 12
     5.4   Compliance Certificate........................................... 12
     5.5   Restated Shareholders Agreement.................................. 12
     5.6   Restated Registration Rights Agreement........................... 12
     5.7   Employment Agreement............................................. 12
     5.8   Opinion of Company's Counsel..................................... 12
     5.9   Legal Expenses................................................... 12
     5.10  Management Rights Agreement...................................... 13

6.   Conditions of the Company's Obligations at Closing..................... 13

     6.1   Representations and Warranties................................... 13
     6.2   Payment of Purchase Price........................................ 13
     6.3   Legal Matters.................................................... 13

7.   Covenants of the Company............................................... 13

     7.1   Delivery of Financial Statements................................. 13
     7.2   Inspection Rights................................................ 14
     7.3   Reservation of Common Stock...................................... 14
     7.4   Proprietary Information Agreement................................ 14
     7.5   Termination of Information Covenant.............................. 14
     7.6   Key Man Life Insurance........................................... 14
     7.7   Chief Executive Officer Recruitment.............................. 14

8.   Miscellaneous.......................................................... 14

     8.1  Transfer; Successors and Assigns.................................. 14
     8.2  Governing Law..................................................... 14
     8.3  Counterparts...................................................... 15
     8.4  Titles and Subtitles.............................................. 15
     8.5  Notices........................................................... 15
     8.6  Finder's Fee...................................................... 15
     8.7  Expenses.......................................................... 15
     8.8  Amendments and Waivers............................................ 15
     8.9  Severability...................................................... 15
     8.10  Entire Agreement................................................. 15
     8.11  Exculpation Among Investors...................................... 16

                                    EXHIBITS
                                    --------

EXHIBIT A   Schedule of Investors

EXHIBIT B   Amended and Restated Articles of Incorporation

EXHIBIT C   Schedule of Exceptions to Representations and Warranties

EXHIBIT D   Form of Proprietary Information Agreement

EXHIBIT E   Restated Shareholders Agreement

EXHIBIT F   Restated Registration Rights Agreement

EXHIBIT G   Opinion of Wilson Sonsini Goodrich & Rosati

EXHIBIT H   Management Rights Agreement

            SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
            -------------------------------------------------------


     THIS SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 11th day of May 1998 by and between Inventa Corporation, a California corporation (the "Company"), and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").
                                             ---------

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Series C Preferred Stock
          ---------------------------------------------

          1.1  Sale and Issuance of Series C Preferred Stock
               ---------------------------------------------

               (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B.
                                                                  ---------

               (b) Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing and the Company agrees to sell and issue to the Investors at the Closing that number of shares of the Company's Series C Preferred Stock (the "Shares") for the aggregate purchase price set forth opposite each Investor's name on Exhibit A attached hereto, at a purchase
                                       ---------
price equal to $1.25 per share of Series C Preferred Stock.

          1.2  Closing Date; Delivery. The purchase and sale of the Shares shall
               ----------------------
take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 9:00 a.m., on May 11, 1998, or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Shares which such Investor is purchasing against delivery to the Company by such Investor of a check made payable to the Company or wire transfer of the aggregate purchase price therefor.

     2.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Investors that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the
                                 ---------
relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1. Organization, Good Standing and Qualification . The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2  Capitalization.  The authorized capital of the Company will
               --------------
consist, immediately prior to the Closing, of (i) 8,119,511 shares of Preferred Stock, 1,000,000 shares of which are designated Series A Preferred Stock and of which 800,000 are issued and outstanding, 2,560,000 shares of which are designated Series B Preferred Stock and of which 2,560,000 are issued and outstanding, and 4,059,511 shares of which are designated Series C Preferred Stock of which none are issued and outstanding, and (ii) 25,000,000 shares of Common Stock, of which 4,642,344 shares are issued and outstanding. The Company has reserved 1,350,000 shares of its Common Stock for issuance pursuant to its 1993 Stock Option Plan. Except as set forth in the Schedule of Exceptions attached as Exhibit C hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

          2.3  Subsidiaries.  Except as set forth in the Schedule of Exceptions,
               ------------
the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

          2.4  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Agreement, the Restated Shareholders Agreement attached hereto as Exhibit E (the "Restated Shareholders Agreement") and the
                   ---------
Restated Registration Rights Agreement attached hereto as Exhibit F (the
                                                          ---------
"Restated Registration Rights Agreement"), when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 10 of the Restated Registration Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          2.5  Valid Issuance of Securities.
               ----------------------------

               (a) The Shares that are being issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved for issuance.

               (b) The shares of Common Stock and Preferred Stock outstanding prior to the Closing are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          2.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected in accordance with such section, and (b) compliance with the Blue Sky Laws of the various states in which the Investors may reside, which compliance will be effected in accordance with such laws. The Company currently holds all licenses, permits, franchises, registrations and qualifications which may be required to conduct its business, and all such licenses, permits, franchises, registrations and qualifications are valid and in full force and effect.

          2.7  Litigation.  Except as set forth in the Schedule of Exceptions,
               ----------
there is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8  Patent and Trademarks.  To its knowledge, the Company owns or
               ---------------------
possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase or sale of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

          2.9  Compliance with Other Instruments.
               ---------------------------------

               (a) The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, rule, or statute, or of the Company's Restated Articles of Incorporation or Bylaws, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

               (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

          2.10 Disclosure.  The Company has fully provided the Investors with
               ----------
all the information which the Investors have requested for deciding whether to acquire the Shares and all information which the Company believes is reasonably necessary to enable the Investors to make such decision. There is no information known to the Company which materially adversely affects the business or operations of the Company which has not been disclosed to the Investors. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, except that, with respect to financial projections, the Company represents only that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

          2.11 Registration Rights.  Except as set forth in the Restated
               -------------------
Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.12 Title to Property and Assets.  The Company owns its property and
               ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair (normal wear and tear accepted) and are reasonably fit and usable for the purposes for which they are being used.

          2.13 Financial Statements.  The Company has delivered to the Investors
               --------------------
its unaudited financial statements (balance sheet and profit and loss statement and statement of shareholders equity) at December 31, 1997 and for the fiscal year then ended and a balance sheet and statement of operations at March 31, 1998 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, of a nature required by generally accepted accounting principles to be reflected in a balance sheet or disclosed in the notes thereto, other than liabilities incurred in the ordinary course of business subsequent to March 31, 1998

          2.14 Changes.  Since March 31, 1998, there has not been:
               -------

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

               (f) any resignation or termination of any key officers of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (g) to the knowledge of the Company any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (h) any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business or loans to purchase Common Stock;

               (i) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder other than in the ordinary course of business;

               (j) any declaration or payment of any dividend or other distribution of the assets of the Company;

               (k)  any labor organization activity;

               (l) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (m) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; or

               (n) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

          2.15 Minute Books.  The Company has offered to provide to the
               ------------
Investors the minute books of the Company, which contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.16 Labor Agreements and Actions  .  The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.

          2.17   Employee Plans.  The Company has no "employee welfare benefit
                 --------------
plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company (i) has not been required to contribute to, (ii) has not terminated or withdrawn from, and (iii) is not aware of any withdrawal liability assessed against the Company with respect to any defined benefit plan as defined in Section 3(35) of ERISA or multiemployer plan as defined in Section 4001 of ERISA in which employees or former employees of the Company have participated.

          2.18   Employees.  The Company has not knowingly violated any
                 ---------
employment-related laws, including, without limitation, laws relating to equal employment opportunity, overtime pay and collective bargaining. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Schedule of Exceptions, the employment of each officer and employee of the Company is terminable at the will of the Company. Each former and current United States employee and consultant of the Company with access to confidential or proprietary information has executed a Proprietary Information Agreement, the form of which is attached hereto as Exhibit D. To the Company's knowledge, no employee of the Company, nor any
- ---------
consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company's relations with its employees is good.

          2.19   Tax Returns and Payments.  The Company has timely filed all tax
                 ------------------------
returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised except as set forth in the Schedule of Exceptions (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          2.20   Agreements; Action.
                 ------------------

                 (a) Except for agreements explicitly contemplated hereby including proprietary agreements and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, and agreements between the Company and the Investors with respect to their investment, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase or sale of "off the shelf" or other standard products), or
(iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities except as set forth in the Schedule of Exceptions (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any material amount of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) Except as set forth in the Schedule of Exceptions, the Company has not engaged in the past three (3) months in any material discussion
(i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.21 Obligations to Related Parties.  There are no obligations of the
               ------------------------------
Company to officers, directors, shareholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth in the Schedule of Exceptions none of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.22 Real Property Holding Corporation.  The Company is not a real
               ---------------------------------
property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

          2.23 Insurance.  The Company has or will obtain promptly following
               ---------
Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

          2.24 Investment Company Act.  The Company is not an "investment
               ----------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          2.25 Qualified Small Business.  The Company represents and warrants to
               ------------------------
the Investors that, to its knowledge, the Shares should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof.

     3.   Representations and Warranties of the Investors.  Each Investor for
          -----------------------------------------------
itself hereby represents and warrants to the Company that:

          3.1  Authorization.  This Agreement constitutes its valid and legally
               -------------
binding obligation, enforceable in accordance with its terms.

          3.2  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Investor represents that it has full power and authority to enter into this Agreement.

          3.3   Disclosure of Information. The Investor believes it has
                -------------------------
received information that it considers necessary or appropriate for deciding whether to acquire the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4   Economic Risk. The Investor has the capacity to protect his own
                -------------
interests in connection with the purchase of the Shares, is capable of evaluating the merits and risks of investment in the Company, can make an informed investment decision by reason of (i) his preexisting personal or business relationship with the Company or any of its officers, directors, or control persons, or (ii) his business and financial knowledge and experience or the business and financial knowledge and experience of my professional advisers, if any, and is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time.

          3.5   Restricted Securities. It understands that the shares of Common
                ---------------------
Stock sold hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.6   Further Limitations on Disposition. Without in any way
                ----------------------------------
limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

                (c) Notwithstanding the provisions of paragraphs (a) and (b above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a shareholder, partner or other affiliate of the Investor, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

          3.7   Legends. It is understood that the Shares, and the shares of
                -------
Common Stock issuable upon conversion thereof and any securities issued in respect thereof or exchanged therefor may bear one or all of the following legends:

                (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

                (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended:

     4.   California Commissioner of Corporations.
          ---------------------------------------

          4.1   Corporate Securities Law. THE SALE OF THE SECURITIES THAT IS THE
                -------------------------
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

     5.   Conditions of Investor's Obligations at Closing. The obligations of
          -----------------------------------------------
the Investors under Section 1.1 of this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

          5.1   Representations and Warranties. The representations and
                ------------------------------
warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing.

          5.2   Performance. The Company shall have performed and complied with
                -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3   Articles of Incorporation. The Company shall have filed with,
                -------------------------
and have had accepted for filing by, the California Secretary of State the Amended and Restated Articles of Incorporation of the Company attached as Exhibit B hereto.
- ---------

          5.4   Compliance Certificate. The President of the Company shall
                ----------------------
deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

          5.5   Restated Shareholders Agreement. Each key employee of the
                -------------------------------
Company who holds at least 100,000 shares of the capital stock of the Company (on an as-converted basis and as adjusted for any stock split, stock dividends, combinations, recapitalization and the like with respect to such shares) shall have entered into a Restated Shareholders Agreement with the Company, in substantially the form attached hereto as Exhibit E.
                                          ---------

          5.6   Restated Registration Rights Agreement. The Company shall
                --------------------------------------
deliver to the Investors at the Closing copies of the Restated Registration Rights Agreement executed by the necessary majority of the signatories thereto.

          5.7   Employment Agreement. The Company shall at or prior to the
                --------------------
Closing enter into an employment agreement with Ashok Santhanam mutually acceptable to the Company, Mr. Santhanam and the Investors.

          5.8   Opinion of Company's Counsel. The Purchasers shall have received
                ----------------------------
from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit
                                                                        -------
G.
- -

          5.9   Legal Expenses. The Company shall pay the legal expenses of the
                --------------
Investors in connection with the Series C Preferred Stock financing in an aggregate amount not to exceed $15,000.

          5.10  Management Rights Agreement. The Company shall deliver to the
                ---------------------------
Technology Crossover Ventures entities executed copies of the Management Rights Agreement attached hereto as Exhibit H.
                             ---------

     6.   Conditions of the Company's Obligations at Closing. The obligations
          --------------------------------------------------
of the Company to the Investors under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by the Investors:

          6.1   Representations and Warranties. The representations and
                ------------------------------
warranties of the Investors contained in Section 3 shall be true and correct in all material respects as of the Closing.

          6.2   Payment of Purchase Price. The Investors shall have delivered
                -------------------------
to the Company the purchase price specified in Section 1.1 hereof.

          6.3   Legal Matters. All material matters of a legal nature which
                -------------
pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

     7.   Covenants of the Company.
          ------------------------

          7.1   Delivery of Financial Statements. The Company shall deliver the
                --------------------------------
following financial information to each Investor who continues to hold at least 50,000 Shares (or the Common Stock into which the Shares have been converted) (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such Shares)(for purposes of satisfying the 50,000 share threshold herein, shares owned by partners, subsidiaries, parents, shareholders or affiliates will be aggregated; provided, however, that the Company shall only be required to deliver financial information to one representative of each group of affiliated persons or entities), and as long as such Investor or a principal, partner or manager of such Investor, is not employed by or associated with a competitor of the
Company:

                (a) as soon as practicable after the end of each fiscal year of the Company an income statement for such fiscal year, a balance sheet of the Company as of the end of such year and in any event within 120 days thereafter, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be audited by a "Big Six" accounting firm and in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP");

                (b) prior to the commencement of each fiscal year of the Company, an operating budget and updated three year strategic plan; and

                (c) within thirty (30) days of the end of each month, an unaudited balance sheet and statement of operations as of the end of such month.

          7.2   Inspection Rights. Each Investor shall have the right to visit
                -----------------
and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 7.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

          7.3   Reservation of Common Stock. The Company will at all times
                ---------------------------
reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion (the "Conversion Stock").

          7.4   Proprietary Information Agreement. The Company shall require
                ---------------------------------
all employees and consultants to execute and deliver a Proprietary Information Agreement in the form attached hereto as Exhibit D.
                                         ---------

          7.5   Termination of Information Covenant. The covenant set forth in
                -----------------------------------
Section 7.1 shall terminate as to the Investors and be of no further force or effect at such time as the initial sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated.

          7.6   Key Man Life Insurance. The Company shall obtain and maintain a
                ----------------------
key man life insurance policy for $1,000,000 with respect to the Chief Executive Officer of the Company with proceeds payable to the Company.

          7.7   Chief Executive Officer Recruitment. The Company shall, within
                -----------------------------------
six months from the date of Closing, engage an executive recruitment firm which shall conduct a search for a Chief Executive Officer acceptable to the Board of Directors of the Company.

     8.   Miscellaneous.
          -------------

          8.1   Transfer; Successors and Assigns. The terms and conditions of
                --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.2   Governing Law. This Agreement shall be governed by and
                -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          8.3   Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.4   Titles and Subtitles. The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.5   Notices. Unless otherwise provided, any notice required or
                -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or addresses indicated for such party on Exhibit A hereto, or at such other address
                                      ---------
or addresses as such party may designate by ten (10) days' advance written notice to the other parties.

          8.6   Finder's Fee. Except as elsewhere disclosed in this Agreement,
                ------------
or  in Exhibit C hereto, each party represents that it neither is nor will be
         ---------
obligated for any finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives are responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          8.7   Expenses. If any action at law or in equity is necessary to
                --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.8   Amendments and Waivers. Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority-in-interest of the Investors.

          8.9   Severability. If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.10  Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          8.11  Exculpation Among Investors. Each Investor acknowledges that it
                ---------------------------
is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.


                 (Remainder of page left intentionally blank)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVENTA CORPORATION


By: /s/ Ashok K. Santhanam
    ------------------------------
     Ashok K. Santhanam, President

Address:
2620 Augustine Drive, Suite 225
Santa Clara, CA  95054


INVESTORS:

Battery Ventures L.P.


By: /s/ Todd A. Dagres
    ------------------------------
Name:   Todd A. Dagres
Title:  General Partner

BOSTON MILLENNIA PARTNERS
LIMITED PARTNERSHIP
By:   Glen Partners Limited Partnership,
      its General Partner

By: /s/ Martin J. Hernon
    ------------------------------
    General Partner


/s/ Stephen T. Barry
- -----------------------------------
Stephen T. Barry


/s/ A. Dana Callow, Jr.
- -----------------------------------
A. Dana Callow, Jr.


/s/ Christian Dubiel
- -----------------------------------
Christian Dubiel

/s/ Martin J. Hernon
- ----------------------------------
Martin J. Hernon


/s/ Robert W. Jevon
- ----------------------------------
Robert W. Jevon


/s/ Frank P. Pinto
- ----------------------------------
Frank P. Pinto


/s/ Suresh Shanmugham
- ----------------------------------
Suresh Shanmugham


/s/ Bruce R. Tiedemann
- ----------------------------------
Bruce R. Tiedemann


/s/ Harry A. Caunter
- ----------------------------------
Harry A. Caunter


/s/ Maya S. Hattangady
- ----------------------------------
Maya S. Caunter


/s/ Santhanam C. Shekar
- ----------------------------------
Santhanam C. Shekar

TCV II (Q), L.P.
a Delaware Limited Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  General Partner

By:_______________________________
     Name: Robert C. Bensky
     Title: Chief Financial Officer

                                      -18

TCV II Strategic Partners, L.P.
a Delaware Limited Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  General Partner

By:/s/ Robert C. Bensky
- ----------------------------------
      Name:  Robert C. Bensky
      Title: Chief Financial Officer

TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  Investment General Partner

By:/s/ Robert C. Bensky
- ----------------------------------
      Name:  Robert C. Bensky
      Title: Chief Financial Officer

Technology Crossover Ventures II, C.V.
a Netherlands Antilles Limited Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  Investment General Partner

By:/s/ Robert C. Bensky
- ----------------------------------
      Name: Robert C. Bensky
      Title: Chief Financial Officer

Technology Crossover Ventures II, L.P.
a Delaware Limited Partnership
By:   Technology Crossover Management II, L.L.C.,
Its:  General Partner

By:/s/ Robert C. Bensky
- ----------------------------------
      Name: Robert C. Bensky
      Title: Chief Financial Officer

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                              INVENTA CORPORATION

     Ashok K. Santhanam and Michael J. O'Donnell certify that:

     1. They are the duly elected and acting President and Assistant Secretary, respectively, of Inventa Corporation, a California corporation (the "Corporation").

     2. The Articles of Incorporation of this Corporation are hereby amended and restated in full to read as set forth in Exhibit A attached hereto.

     3. The attached amendment and restatement of the Articles of Incorporation of this Corporation has been duly approved by the Board of Directors of this Corporation.

     4. The attached amendment and restatement of the Articles of Incorporation of this Corporation has been approved by the holders of the requisite number of shares of this Corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the attached amendment and restatement was 800,000 shares of Series A Preferred Stock, 2,560,000 shares of Series B Preferred and 4,642,344 shares of Common Stock. The number of shares voting in favor of the attached amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting as separate classes.

     The undersigned further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed at Santa Clara, California on April 8, 1998.


                                     /s/ Ashok K. Santhanam
                                    --------------------------------
                                    Ashok K. Santhanam,
                                    President


                                     /s/ Michael J. O'Donnell
                                    --------------------------------
                                    Michael J. O'Donnell,
                                    Assistant Secretary

                                   EXHIBIT A
                                   ---------


                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                              INVENTA CORPORATION

                                      I.

     The name of this corporation is Inventa Corporation (the "Corporation").


                                      II.

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                     III.

     This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 33,119,511 shares, of which 25,000,000 shares shall be Common Stock with a par value of $0.001 per share and of which 8,119,511 shares shall be Preferred Stock, 1,000,000 of which are designated Series A Preferred Stock with a par value of $0.001 per share, 2,560,000 of which are designated Series B Preferred Stock with a par value of $0.001 per share and 4,059,511 of which are designated Series C Preferred Stock with a par value of $0.001 per share. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                                      IV.

     The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

     1.   Dividend Provisions.  The holders of shares of Series A Preferred
          -------------------
Stock ("Series A Preferred"), Series B Preferred Stock ("Series B Preferred") and Series C Preferred Stock ("Series C Preferred") shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.03 per annum per share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), $0.075 per annum per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and $0.10 per annum per share of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) or, if greater (as determined on a per annum basis and on an as converted basis for the Series A Preferred, Series B Preferred and Series C Preferred), an amount equal to that paid on the Common Stock. Such dividends shall be payable when, as, and if declared by the Board of Directors, and shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period. After payment has been made to the holders of Preferred Stock of the full amounts to which they shall be entitled as set forth in this Section 1, the holders of Preferred Stock and Common Stock shall be entitled to receive ratably on a per-share basis any remaining funds declared as dividends.

     2.   Liquidation Preference.
          ----------------------

          (a)  Preferred Preference.  In the event of any liquidation,
               --------------------
dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred shall be entitled to receive on a pro rata basis, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred, Series B Preferred and Common Stock, by reason of their ownership of such stock, an amount per share equal to the sum of $1.25 per share of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends, for each share of Series C Preferred then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred in proportion to the number of shares of Series C Preferred held by each such holder.

          (b) After payment has been made to the holders of the Series C Preferred of the full amount to which they shall be entitled as set forth in paragraph 2(a) above, the holders of

Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.50 for each outstanding share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), and $1.25 for each outstanding share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to any declared but unpaid dividends for each share of Series A Preferred and Series B Preferred then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred and Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to the aggregate Series A Preferred liquidation preference and the Series B Preferred liquidation preference.

          (c)  After payment has been made to the holders of the Preferred
Stock of the full amounts to which they shall be entitled to as set forth in paragraphs 2(a) and 2(b) above, the holders of the Common Stock shall then be entitled to receive the amount of $0.40 per share for each share of Common Stock then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an amount equal to all declared but unpaid dividends for each share of Common Stock then held by them. If the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid amount, then the entire assets and funds of the Corporation legally available for distribution, shall be distributed among the holders of the Common Stock ratably on a per-share basis.

          (d)  After payment has been made to the holders of the Preferred
Stock and the Common Stock of the full amount to which they shall be entitled as set forth in paragraphs 2(a), 2(b) and 2(c) above, the holders of the Preferred Stock and Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets based upon the number of shares of Common Stock into which each share of Preferred Stock is then convertible; provided, however, that the holders of Preferred Stock shall not be entitled to receive pursuant to this paragraph (d) (including amounts received pursuant to paragraphs 2 (a) and 2(b) above) more than a total of $1.00 per share of Series A Preferred, $2.50 per share of Series B Preferred and $2.50 per share of Series C Preferred then held by them (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends.

          (e) After payment has been made to the holders of the Preferred Stock and the Common Stock of the full amounts to which they shall be entitled as set forth in paragraphs 2(a), 2(b), 2(c) and 2(d) above, the holders of the Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets.

          (f)  Mergers.  Unless waived by the approval (by vote or written
               -------
consent, as provided by law) of the holders of 66 2/3% of the then outstanding Series C Preferred, for purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, the merger of any other corporation or corporations into the Corporation, in which the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, a reorganization, including a sale of the capital stock of the Corporation, where the shareholders of the Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation; provided that the holders of the Preferred Stock and the Common Stock shall each be paid in cash or in the securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon merger, reorganization or sale of substantially all the assets of the Corporation shall be valued as follows:

               (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

               (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

               (iii) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of the Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of the Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

          (g) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase by the Corporation of shares of Common Stock issued to or held by employees or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreement providing for the right of said repurchase.

     3.   Conversion.  The holders of the Series A Preferred, Series B
          ----------
Preferred and Series C Preferred shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.  Each share of Series A Preferred, Series B
               ----------------
Preferred and Series C Preferred shall be convertible into share(s) of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the

Series A Preferred, Series B Preferred and Series C Preferred. Each share of Series A Preferred, Series B Preferred and Series C Preferred shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for the Series A Preferred, Series B Preferred and Series C Preferred at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price per share of Series A Preferred shall be $.50, and the Conversion Value per share of the Series A Preferred shall be $.50. The initial Conversion Price per share of the Series B Preferred shall be $1.25, and the Conversion Value per share of the Series B Preferred shall be $1.25. The initial Conversion Price per share of the Series C Preferred shall be $1.25, and the Conversion Value per share of the Series C Preferred shall be $1.25. The initial Conversion Price of Series A Preferred, Series B Preferred and Series C Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Series A Preferred, Series B Preferred and Series C Preferred is convertible is hereinafter referred to as the "Conversion Rate" of such series.

          (b)  Automatic Conversion.  Each share of Series A Preferred shall
               --------------------
automatically be converted into shares of Common Stock at the applicable effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (a) the public offering price equals or exceeds $1.75 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and (b) the aggregate proceeds raised equals or exceeds $5,000,000.

               Each share of Series B Preferred and Series C Preferred shall automatically be converted into shares of Common Stock at the applicable effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (a) the public offering price equals or exceeds $4.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and (b) the aggregate proceeds raised equals or exceeds $10,000,000.

               Notwithstanding the foregoing, each share of Series A Preferred, Series B Preferred and Series C Preferred shall automatically be converted into shares of Common Stock at the applicable effective Conversion Rate upon the approval (by vote or written consent, as provided by law) of the holders of at least 2/3 of the then outstanding shares of Preferred Stock including the holders of at least 2/3 of the then outstanding shares of Series C Preferred.

          (c)  Mechanics of Conversion.  Before any holder of the Preferred
               -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 3(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, Series B Preferred or Series C Preferred a certificate or certificates for the number of shares of Common

Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, Series B Preferred or Series C Preferred to be converted (except that in the case of an automatic conversion pursuant to Section 3(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in
Section 3(b)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Fractional Shares.  In lieu of any fractional shares to which the
               -----------------
holder of Series A Preferred, Series B Preferred or Series C Preferred would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of each such series of Preferred Stock as determined by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred, Series B Preferred or Series C Preferred of each holder to be converted at such time into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (e)  Adjustment of Conversion Price.  The applicable Conversion Price
               ------------------------------
of the Series A Preferred, Series B Preferred and Series C Preferred shall be subject to adjustment from time to time as follows:

               (i) If the Corporation shall issue any Common Stock other than "Excluded Stock", as defined below, for a consideration per share less than the applicable Conversion Price for such series in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by Section 3(e)(iii), (iv), (v) and (vi)), the Conversion Price in effect for each such series immediately after each such issuance shall forthwith (except as provided in this Section 3(e)) be adjusted to a price equal to the quotient obtained by dividing:

                      (1)  an amount equal to the sum of

                           (x)  the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Series A Preferred, Series B Preferred and Series C Preferred, or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause
(ii) below) immediately prior to such issuance multiplied by the Conversion Price in effect for each such series immediately prior to such issuance, plus

                           (y)  the consideration received by the Corporation
upon such issuance, by

                      (2) the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Series A Preferred, Series B

Preferred and Series C Preferred or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).

               For purposes of any adjustment of the Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

                      (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                      (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such
                      --------  -------
determination, the Corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                      (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                           (A)  the aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                           (B)  the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                           (C)  on any change in the number of shares of Common
Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                           (D)  on the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

               (iii)  "Excluded Stock" shall mean:

                      (1) all shares of Common Stock issued and outstanding on the date this document is filed with the California Secretary of State and all shares issuable upon exercise of options or warrants outstanding on the date this document is filed with the California Secretary of State;

                      (2) all shares of Series A Preferred, Series B Preferred and Series C Preferred and the Common Stock into which the shares of Series A Preferred, Series B Preferred and Series C Preferred are convertible; and

                      (3) up to 1,461,429 shares of Common Stock, warrants or options to purchase Common Stock or other securities issued to officers, directors, consultants or employees of the Corporation pursuant to any plan or arrangement approved by the Board of Directors of the Corporation.

                      (4) shares of Common Stock, warrants or options to purchase Common Stock or other securities issued to officers, directors, consultants or employees of the Corporation pursuant to any plan or arrangement approved by a 2/3 vote of the Board of Directors of the Corporation.

                      All outstanding shares of Excluded Stock (including any shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of Section 3(e)(i) above.

               (iii) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the respective Conversion Prices of Series A Preferred, Series B Preferred and Series C Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Series A Preferred, Series B Preferred and Series C Preferred shall be increased in proportion to such increase of outstanding shares of Common Stock.

               (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the respective Conversion Prices of Series A Preferred, Series B Preferred and Series C Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Series A Preferred, Series B Preferred and Series C Preferred shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

               (v) In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series A Preferred, Series B Preferred and Series C Preferred shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which Series A Preferred, Series B Preferred or Series C Preferred is convertible.

               (vi) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of

Series A Preferred, Series B Preferred and Series C Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series A Preferred, Series B Preferred or Series C Preferred into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (vii) All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (viii) For the purpose of any computation pursuant to this
Section 3(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such
             --------  -------
manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding Series A Preferred, Series B Preferred and Series C Preferred, voting as separate classes, then as determined by an independent appraiser selected by the Board of Directors of the Corporation, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

          (f)  Minimal Adjustments. No adjustment in the Conversion Price need
               -------------------
be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

          (g)  No Impairment.  Without the consent of the majority of the
               -------------
outstanding shares of Preferred Stock, the Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred, Series B Preferred and Series C Preferred against impairment.

          (h)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Rate pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred, Series B Preferred or Series C Preferred, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Series A Preferred, Series B Preferred or Series C Preferred.

          (i)  Notices of Record Date.  In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, Series B Preferred and Series C Preferred at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

          (j)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred, Series B Preferred and Series C Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (k)  Notices.  Any notice required by the provisions of this Section
               -------
3 to be given to the holder of shares of Series A Preferred, Series B Preferred and Series C Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (l)  Reissuance of Converted Shares.  No shares of Series A Preferred,
               ------------------------------
Series B Preferred and Series C Preferred which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

     4.   Voting Rights.  The holder of each share of Series A Preferred, Series
          -------------
B Preferred and Series C Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred, Series B Preferred and Series C Preferred could be converted on the record date for the vote or consent of shareholders written consent and, except as otherwise required by law or provided for herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors, except as provided in Section 5 herein, and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred, Series B Preferred and Series C Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

     5.   Election of Directors.  At each election of the Corporation's
          ---------------------
directors, (i) the holders of the Corporation's Series A Preferred shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect one (1) member of the Board of Directors, (ii) the holders of the Corporation's Series B Preferred shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect one (1) member of the Board of Directors, (iii) the holders of the Corporation's Series C Preferred shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect two (2) members of the Board of Directors, and (iv) the holders of the Corporation's Common Stock shall have the right, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code) to elect two (2) members of the Board of Directors. Any additional directors shall be elected by all of the holders of Common Stock and Preferred Stock, voting as a single class.

     6.   Protective Provisions.
          ---------------------

          (a) In addition to any other class vote that may be required by law, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

               (i) sell, convey or otherwise dispose of all or substantially all of its property or business, or merge into or effect a reorganization with any other corporation (other than a wholly owned subsidiary corporation) in which the shareholders of this Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or sell the capital stock of the Corporation where the shareholders of this Corporation immediately prior to the transaction possess less than 50% of the voting power of the Corporation immediately after the transaction;

               (ii) change the rights, preferences, privileges or restrictions of the Preferred Stock;

               (iii) increase or decrease the aggregate number of authorized shares of Preferred Stock, other than as provided in either subdivision (b) of
Section 405 or subdivision (c) of Section 902 of the California Corporations
Code;

               (iv) create a new class or series of shares having rights, preferences or privileges or increase the number of authorized shares of any class or shares having rights, preferences or privileges equal to or senior to any outstanding class or series;

               (v) pay any dividend on or purchase, redeem or otherwise acquire any security junior to the Preferred Stock other than repurchases at cost from employees, consultants, lessors or suppliers upon termination of employment, consulting, lessor-lessee, or supplier-purchaser relationship, respectively; or

               (vi)  voluntarily dissolve or liquidate the Corporation.

          (b) Notwithstanding the foregoing Section 6(a), in addition to any other series vote that may be required by law, so long as 40% of the originally issued Series C Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred:

               (i) materially adversely change the rights, preferences, privileges or restrictions of the Series C Preferred;

               (ii) increase or decrease the aggregate number of authorized shares of Series C Preferred, other than as provided in either subdivision (b) of Section 405 or subdivision (c) of Section 902 of the California Corporations Code; and

               (iii) create a new class or series of shares having rights, preferences or privileges senior to the Series C Preferred.

          (c) Notwithstanding the foregoing Sections 6(a) and 6(b), in addition to any other series vote that may be required by law, so long as 40% of the originally issued Series C Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of 66 2/3% of the then outstanding shares of Series C Preferred, voluntarily dissolve or liquidate, sell, convey or otherwise dispose of all or substantially all of its property or business, or merge into or effect a reorganization with any other corporation (other than a wholly owned subsidiary corporation) in which the shareholders of this Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction if the consideration received by the holders of the Series C Preferred as a result of any such liquidation, dissolution, merger or sale of all or substantially all of the assets of the Corporation is less than $2.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares)

          (d) Unless otherwise required by California law or except as provided herein, the holders of Common Stock will not have the right to vote as a separate class on any matter.

     7.   Repurchase of Shares.  In connection with repurchases by this
          --------------------
Corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

     8.   Series B Preferred - Right of Redemption.
          ----------------------------------------

          (a) Subject to Section 8(e) herein, the Corporation shall be obligated to redeem the Series B Preferred as follows:

               (i) At any time after March 31, 2004, the holders of a majority of the then outstanding shares of Series B Preferred (the "Series B Initiating Holders") may require the Corporation to the extent it may lawfully do so, to redeem all of the outstanding Series B Preferred in three (3) equal annual installments with the first installment date being the date forty-five
(45) days after receipt by the Corporation of the Series B Exercise Notice (as defined below), the second installment being the date one (1) year from the first installment date and the last installment date being a date two (2) years from such first installment date (each a "Series B Redemption Date"). The Corporation shall effect such redemptions on the applicable Series B Redemption Date by paying in cash in exchange for each share of Series B Preferred to be redeemed on each applicable Series B Redemption Date a sum equal to the fair market value per share of Series B Preferred as of the date of receipt by the Corporation of the Series B Exercise Notice plus all accrued and unpaid dividends thereon. The fair market value per share of Series B Preferred for the purposes of this Section 8, shall be determined by the Board of Directors of the Corporation. If such determination is unacceptable to the holders of a majority of the Series B Preferred, then the fair market value per share of Series B Preferred shall be determined by an investment banking firm mutually acceptable to the Corporation and the holders of a majority of the Series B Preferred. The Series B Initiating Holders shall have the right to revoke a Series B Exercise Notice by giving written notice to the Corporation within fifteen (15) days after their receipt of the Series B Redemption Notice (as defined below). The total amount to be paid for the Series B Preferred is hereinafter referred to as the "Series B Redemption Price." The number of shares of Series B Preferred that the Corporation shall be required to redeem on any one Series B Redemption Date shall be equal to the amount determined by dividing
(i) the aggregate number of shares of Series B Preferred outstanding immediately prior to the Series B Redemption Date by (ii) the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 8(a) shall be redeemed from each holder of Series B Preferred on a pro rata basis.

               (ii) At any time after March 31, 2004, the Series B Initiating Holders can elect to exercise the right of first redemption pursuant to this
Section 8(a) by providing written notice (the "Series B Exercise Notice") to the Corporation. Within fifteen (15) days after the receipt of the Series B Exercise Notice, the Corporation shall (i) send a notice (a "Series B Redemption Notice") to each holder of record of the Series B Preferred to be redeemed at the address of such holder appearing on the books of the Corporation setting forth (a) the Series B Redemption Price for the shares to be redeemed and (b) the place at which such holders may obtain payment of the Series B Redemption Price upon surrender of their share certificates, and (ii) send a notice to each holder of record of the Series C Preferred at the address of such holder appearing on the books of the Corporation notifying such holders of the election of the holders of the Series B Preferred to exercise the right of redemption of the Series B Preferred. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at any Series B Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Series B Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

          (b) On each Series B Redemption Date, the Corporation shall deposit the portion of the Series B Redemption Price sufficient to redeem the shares to be redeemed upon such Series B Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust corporation to pay, on and after such Series B Redemption Date, the applicable portion of the Series B Redemption Price to their respective holders upon the surrender of their share certificates. Any monies deposited by the Corporation pursuant to this Section 8(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 3 hereof no later than the fifth (5th) day preceding the applicable Series B Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 8(b) remaining unclaimed at the expiration of one (1) year following such Series B Redemption Date shall be returned to the Corporation.

          (c) On or after such Series B Redemption Date, each holder of shares of Series B Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the applicable portion of the Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date the Corporation deposits funds pursuant to Section 8(b) hereof with respect to shares to be redeemed on such Series B Redemption Date, unless there shall have been a default in payment of the applicable portion of the Series B Redemption Price or the Corporation is unable to pay the applicable portion of the Series B Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series B Preferred (except the right to receive the Series B Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series B Preferred are not redeemed due to a default in payment by the Corporation or because the

Corporation does not have sufficient legally available funds, such shares of Series B Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          (d) In the event of a call for redemption of any shares of Series B Preferred, the Conversion Rights (as defined in Section 3) for the shares of Series B Preferred to be redeemed on a particular Series B Redemption Date shall terminate at the close of business on the fifth (5th) day preceding such Series B Redemption Date, unless default is made in payment of the Series B Redemption Price.

          (e) In the event that the Series B Initiating Holders have elected to exercise their right of redemption pursuant to this Section 8 and to the extent that the Company receives the Series C Exercise Notice (as defined below) from the Series C Initiating Holders (as defined below) prior to the deposit by the Company of funds pursuant to Section 8(b) hereof with respect to any applicable Series B Redemption Date, the right of redemption of the Series C Preferred shall be superior and in preference to the right of redemption of the Series B Preferred and the holders of the Series C Preferred shall be entitled to receive the full amount of the Series C Redemption Price out of legally available funds of the Corporation prior to the payment of any portion of the Series B Redemption Price not previously deposited by the Company pursuant to Section 8(b) or required to be paid to the holders of the Series B Preferred pursuant to the last sentence of Section 8(a)(ii) hereof. In such event, after the full amount of the Series C Redemption Price has been deposited pursuant to Section 9(b) below, the holders of the Series B Preferred shall be entitled to receive the full amount of the Series B Redemption Price of the Series B Preferred. If the funds of the Corporation legally available for redemption of shares of the Series C Preferred or Series B Preferred are insufficient to redeem the total number of shares of Series C Preferred or Series B Preferred to be redeemed on a Series B Redemption Date or Series C Redemption Date those funds which are legally available will be used to redeem the maximum possible number of such shares from first the holders of the Series C Preferred to the extent of the full amount of the Series C Redemption Price and next to the holders of the Series B Preferred to the extent of the full amount of the Series B Redemption Price. The shares of Series C Preferred or Series B Preferred not redeemed, as the case may be, shall remain outstanding and entitled to all the rights and preferences provided herein, including the rights of conversion set forth in
Section 3. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series C Preferred or Series B Preferred, as the case may be, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

     9.   Series C Preferred - Right of Redemption.
          ----------------------------------------

          (a) Subject to Section 8(e) above, the Corporation shall be obligated to redeem the Series C Preferred as follows:

               (i) Beginning on or after March 31, 2004, the holders of 66 2/3% of the then outstanding shares of Series C Preferred (the "Series C Initiating Holders") may require the

Corporation to the extent it may lawfully do so, to redeem all of the outstanding Series C Preferred. Such redemption shall occur on the 45th day following the Corporation's receipt of the Series C Exercise Notice (as defined below) (such date being herein referred to as the "Initial Series C Redemption Date"), provided that the Series C Initiating Holders shall have the right to
        --------
revoke a Series C Exercise Notice by giving written notice to the Corporation within fifteen (15) days after their receipt of the Series C Redemption Notice, and provided further that in lieu of redeeming all of the Series C Preferred on
    -------- -------
the Initial Series C Redemption Date the Corporation shall have the right to redeem the Series C Preferred in three (3) equal installments, with the first installment date being the Initial Series C Redemption Date, the second installment being the first anniversary of the Initial Series C Redemption Date and the last installment being the second anniversary of the Initial Series C Redemption Date (the Initial Series C Redemption Date and each of such other redemption dates being herein referred to as a "Series C Redemption Date"). The Corporation shall effect such redemptions on the applicable Series C Redemption Date by paying in cash in exchange for each share of Series C Preferred to be redeemed on each applicable Series C Redemption Date, a sum equal to the fair market value per share of Series C Preferred as of the date of receipt by the Corporation of the Series C Exercise Notice plus all accrued and unpaid dividends with respect to such shares thereon plus interest at the rate of 10% per annum payable on the amount of the unpaid Series C Redemption Price (as hereinafter defined) accruing from the Initial Series C Redemption Date until paid. The fair market value per share of Series C Preferred for the purposes of this Section 9, shall be determined by the Board of Directors of the Corporation. If such determination is unacceptable to the holders of a majority of the Series C Preferred, then the fair market value per share of Series C Preferred shall be determined by an investment banking firm mutually acceptable to the Corporation and the holders of a majority of the Series C Preferred. The total amount to be paid for the Series C Preferred is hereinafter referred to as the "Series C Redemption Price." The number of shares of Series C Preferred that the Corporation shall be required to redeem on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series C Preferred outstanding immediately prior to the Series C Redemption Date by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 9(a) shall be redeemed from each holder of Series C Preferred on a pro rata basis.

          (ii) At any time after March 31, 2004, the Series C Initiating Holders can elect to exercise the right of first redemption pursuant to this Section 9(a) by providing written notice (the "Series C Exercise Notice") to the Corporation. Within fifteen (15) days after the receipt of the Series C Exercise Notice, the Corporation shall (i) send a notice (a Series C "Redemption Notice") to each holder of record of the Series C Preferred to be redeemed at the address of such holder appearing on the books of the Corporation setting forth (a) the Series C Redemption Price for the shares to be redeemed and (b) the place at which such holders may obtain payment of the Series C Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Series C Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate

Series C Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

          (b) On or prior to the Series C Redemption Date, the Corporation shall deposit the applicable portion of the Series C Redemption Price of the shares to be redeemed on such Series C Redemption Date with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust corporation to pay, on and after such Series C Redemption Date, the applicable portion of the Series C Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any monies deposited by the Corporation pursuant to this Section 9(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 3 hereof no later than the fifth
(5th) day preceding the Series C Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 9(b) remaining unclaimed at the expiration of one (1) year following such Series C Redemption Date shall be returned to the Corporation.

          (c) On or after such Series C Redemption Date, each holder of shares of Series C Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Series C Redemption Notice, and thereupon the applicable portion of the Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date the Corporation deposits funds pursuant to Section 9(b) hereof with respect to shares to be redeemed on such Series C Redemption Date, unless there shall have been a default in payment of the applicable portion of the Series C Redemption Price or the Corporation is unable to pay the applicable portion of the Series C Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series C Preferred (except the right to receive the Series C Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series C Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series C Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          (d) In the event of a call for redemption of any shares of Series C Preferred, the Conversion Rights (as defined in Section 3) for the shares of Series C Preferred to be redeemed on a particular Series C Redemption Date shall terminate at the close of business on the fifth (5th) day preceding such Series C Redemption Date, unless default is made in payment of the Series C Redemption Price.

                                       V.

     1.   Limitation of Directors' Liability. The liability of the directors of
          ----------------------------------
this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     2.   Indemnification of Corporate Agents. This Corporation is authorized to
          -----------------------------------
indemnify its agents to the fullest extent permissible under California law. For purposes of this provision the term "agent" has the meaning set forth in Section 317 of the California Corporations Code.

     3.   Repeal or Modification. Any repeal or modification of the foregoing
          ----------------------
provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

================================================================================
                                    [LOGO]


                              SECRETARY OF STATE



     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                           IN WITNESS WHEREOF, I execute this
                                              certificate and affix the Great
                                           Seal of the State of California this


                                                     [ILLEGIBLE]
                                            -----------------------------------



[SEAL]

                                                 /s/ Bill Jones


                                                   Secretary of State


================================================================================

                                   EXHIBIT C
                                   ---------

                            SCHEDULE OF EXCEPTIONS


     This Schedule of Exceptions, dated as of the Closing Date, is made and given pursuant to Section 2 of the Inventa Corporation Series C Convertible Preferred Stock Purchase Agreement dated May 11, 1998 (the "Agreement").

     The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate. Unless the context otherwise requires, all capitalized terms shall have the same meanings assigned to them in the Agreement.

     2.1  Organization and Standing; Certificate and Bylaws.
          -------------------------------------------------

          The Company is not qualified to do business in any state other than California, its jurisdiction of incorporation. The Company is currently in the process of qualifying to do business in New Jersey.

     2.2  Capitalization.
          --------------

          On October 22, 1991, the Company granted a warrant to purchase 7,502 shares of common stock of the Company (after taking into account the Company's October 22, 1993 4.5-for-1 stock split) (15,004 shares after taking into account the Company's January 29, 1997 2-for-1 stock split). The warrant, with a post-split exercise price of $1.33 per share, is subject to antidilution adjustment. On July 8, 1994, the Company granted warrants to purchase 100,000 shares of Series A Preferred Stock of the Company (200,000 shares after taking into account the Company's January 29, 1997 2-for-1 stock split). The Series A Preferred Stock warrants are exercisable at $0.50 per share. The Company has reserved a total of 1,350,000 shares of common stock under the Company's 1993 Stock Option Plan (the "Plan"). As of the Closing, options for 395,658 shares were outstanding under the Plan and 811,998 shares remained available for future issuance under the Plan.

     2.3  Subsidiaries.
          ------------

          The Company has a wholly-owned subsidiary in Singapore called ICG Systems (Far East) Pte. Ltd. The Company has two wholly-owned subsidiaries in Malaysia called ICG Systems Sdn. Bhd and Baktimaka Sdn. Bhd.

     2.7  Litigation.
          ----------

          The Internal Revenue Service ("IRS") has made assessments on the Company's former Indian subsidiary called Inventa Software India Pvt. Ltd. (now called Ventura Data Systems Pvt. Ltd. since the Company's divestiture of its ownership) with respect to federal tax returns filed by the Company for tax years 1990 and 1991 which included payments of certain expenses (the "Disputed Payments") for work done for the Company in the United States by employees of the Company's former subsidiary. The Company has appealed the assessments. No determination has yet been made by the IRS. Should the IRS determine that the Company has a tax liability with respect to the Disputed Payments, the Company expects that such tax liability, including penalties will not exceed $150,000.

          The Company has filed a legal petition for the liquidation of the Malaysian company Inventa Software (M) SDN.BHD which petition has been approved.

     2.8  Patents.
          -------

          The Company does not currently have the legal right to the name "Inventa" in Singapore. Further, the Company does not currently have the legal right to the name "Inventa" in Malaysia subject to liquidation of the Malaysian company Inventa Software (M) SDN.BHD (see Section 2.7). A Company trademark status report is attached hereto as Exhibit A.

     2.9  Compliance with Other Instruments.
          ---------------------------------

          (a) On February 9, 1998, Silicon Valley Bank notified the Company that it is in violation of certain financial covenants and ratios under the Company's revolving credit facility with Silicon Valley Bank. In that same letter, Silicon Valley Bank's waived such defaults as of December 31, 1997. The Company is currently in default of certain financial covenants and ratios under the credit facility.

     2.14 Changes.
          -------

          (a) Based upon its own internal audit, the Company believes that audit adjustments of approximately $100,000 in bad debt and other expenses may be required for fiscal year 1997.

          (f) Steve Magidson, the Company's Director of Operations, recently notified the Company of his intent to resign from the Company in order to pursue other opportunities. The parties expect that Mr. Magidson's resignation will be effective within the next two months.

          (i) As a condition to the closing of the Company's Series C Preferred Stock Financing, the Company will enter into an employment agreement for a term of three years with Ashok Santhanam. The employment agreement will contain, among other terms, severance arrangements for certain terminations and upon a "change of control" of the Company

     2.17 Employee Plans.
          --------------

          The Company has adopted a 401(k) savings plan (the "401(k) Plan"). Participants in the 401(k) Plan may defer compensation in an amount not in excess of the annual statutory limit. The Company makes matching contributions in an amount equal to twenty five percent (25%) of the first four percent (4%) of an individual employee's salary contributed to the 401(k) Plan.

          On January 15, 1996, the Company adopted a performance incentive bonus plan for key management employees (the "KMIP") which provides for bonus payments to participants of the KMIP upon the attainment of specific performance criteria.

     2.18 Employees.
          ---------

          Subsequent to July 8, 1994, every United States employee and consultant with access to confidential or proprietary information of the Company has executed a Proprietary Information Agreement ("Proprietary Information Agreement"), substantially in the form attached to the Agreement as Exhibit D. Prior to July 8, 1994, the Company did not require its employees or consultants to sign a Proprietary Information Agreement. Certain employees and consultants of the Company's foreign subsidiaries have not signed a Proprietary Information Agreement.

          Steve Magidson, the Company's Director of Operations, recently notified the Company of his intent to resign from the Company in order to pursue other opportunities. The parties expect that Mr. Magidson's resignation will be effective within the next two months.

          The Company currently has severance agreements with Ashok Santhanam, Ed Leppert, Karen Wood, Michael Makishima, Srikantan Moorthy, Steven Magidson, Sanjoy Bose, Massimo Chiocca and Carl Zegalia which provide for severance payments upon a "change of control" of the Company (as such term is defined in such agreement).

     2.19 Tax Returns and Payments.
          ------------------------

          See Section 2.7 above regarding the examination of the Company by the Internal Revenue Service.

     2.20 Agreements; Action.
          ------------------

          (a) The Company currently has severance agreements with Ashok Santhanam, Ed Leppert, Karen Wood, Michael Makishima, Srikantan Moorthy, Steven Magidson, Sanjoy Bose, Massimo Chiocca and Carl Zegalia which provide for severance payments upon a "change of control" of the Company (as such term is defined in such agreement).

               As a condition to the closing of the Company's Series C Preferred Stock Financing, the Company will enter into an employment agreement for a term of three years with Ashok Santhanam. The employment agreement will contain, among other terms, severance arrangements for certain terminations and upon changes of control of the Company.

               In November, 1996, the Company entered into a thirty six (36) month automobile lease agreement for the benefit of Ashok Santhanam, the Company's President. The lease agreement is personally guaranteed by Ashok Santhanam.

          (b) Pursuant to a Development Agreement with ADP, Inc. dated February 19, 1998, the Company has agreed that for a period of twenty-four (24) months following the termination of such agreement, the Company will not (i) provide any Deliverable (as defined in the agreement) to any provider of payroll software, payroll or payroll related services or (ii) develop a self-service application which contains similar functionality to the EasyPay self-service application developed pursuant to the agreement.

               The Company leases office space at 2620 Augustine Dr., Santa Clara under three lease agreements expiring, respectively, in October 1999, February 2000 and June 2000. The monthly lease payments under such agreements are, respectively, approximately $3,076, $6,524 and $3,777. The Company also lease office space at 2030 Main St., Irvine under a lease agreement expiring in September 1998 which space the Company is currently subleasing to a third party. The monthly lease payment under the master lease agreement is approximately $2,300.

               The Company leases various equipment under operating lease arrangements. At December 31, 1997, the minimum aggregate payments under operating equipment leases for the 1998 and 1999 fiscal years are, respectively, $180,909 and $136,882.

               The Company leases various equipment under capital lease arrangements. At December 31, 1997, the minimum aggregate payments under operating equipment leases for the 1998 and 1999 fiscal years are, respectively, $145,163 and $119,857.

          (c) On May 30, 1995, the Company entered into an agreement for a $200,000 revolving credit facility with Silicon Valley Bank. On July 29, 1996, the parties signed a loan modification agreement increasing the revolving credit facility to $500,000. In July 1997, the agreement was modified to increase the revolving credit facility to $1.2 million. This credit facility expires on July 28, 1997 and as of March 31, 1998, $300,000 was outstanding on the credit facility. The credit facility bears interest at the bank's prime rate plus 2 percent (2%).

          (e) During the last three months from the date hereof, the Company has engaged in either merger or sale discussions with C-Bridge Internet Solutions, Inc., Renaissance Worldwide, Lucent Technologies and Internet Business Advantages.

     2.21 Obligations to Related Parties.
          ------------------------------

          In September 1996, the Company's President, Ashok Santhanam, acquired a majority interest in Apson Software International Inc., a California corporation (now known as "Challenger Systems"). Challenger Systems provided services to the Company of approximately $598,849 for the fiscal year ended December 31, 1997.

                                                                       EXHIBIT A


Inventa Corporation Global Trademark Status Report

09-Apr-98

Country Name                  Trademark              Classes    Filing Date  Application #    Registration Date   Registration #
---------------------------------------------------------------------------------------------------------------------------------
Malaysia                      INVENTA                   42
Malaysia                      INVENTA                   16      08-Mar-94      94-01756
Malaysia                      INVENTA                    9      08-Mar-94      94-01755
Malaysia                      INVENTA (STYLIZED)        16      08-Mar-94      94-01757
Malaysia                      INVENTA (STYLIZED)         9      08-Mar-94      94-01754
Malaysia                      LIGHTSPEED                35
Malaysia                      LIGHTSPEED                 9      27-Oct-97      97-15528
Malaysia                      LIGHTSPEED                42
Malaysia                      RAPIDWEB                   9      27-Oct-97      97-15527
Malaysia                      RAPIDWEB                  42

Singapore                     LIGHTSPEED                42      15-Apr-97       4435/97
Singapore                     RAPIDWEB                  42      25-Apr-97       4845/97
Singapore                     RAPIDWEB                   9      25-Apr-97       4844/97

United States of America      INVENTA                   42      10-Oct-96    75/179,420        18-Nov-97          2,113,928
United States of America      LIGHTSPEED             35,42      15-Oct-96    75/818,303
United States of America      RAPIDWEB                9,42      10-Oct-96    75/179,617

Country Name                   Status        CaseNumber
-----------------------------------------------------------
Malaysia                       Mailed        09231-TM2011
Malaysia                       Filed         09231-TM2009
Malaysia                       Filed         09231-TM2008
Malaysia                       Filed         09231-TM2010
Malaysia                       Filed         09231-TM2007
Malaysia                       Mailed        09231-TM2012
Malaysia                       Filed         09231-TM2003
Malaysia                       Mailed        09231-TM2013
Malaysia                       Filed         09231-TM2004
Malaysia                       Mailed        09231-TM2005

Singapore                      Filed         09231-TM2001
Singapore                      Filed         09231-TM2006
Singapore                      Filed         09231-TM2002

United States of America       Registered    09231-TM1001
United States of America       Published*    09231-TM1004
United States of America       Allowed       09231-TM1002

* Request for Extension of Time to Oppose filed against application

              STATUS CODE KEY FOR GLOBAL TRADEMARK STATUS REPORT

Definition of Status Codes

     S-Inactive     The company has considered adoption or registration of the mark/mark has been searched, but has not filed an application.

     Mailed The application has been authorized/sent to the trademark office for filing, but we have not yet received the filing details.

     Filed The application has been filed and is in the initial examination period.

     Published      The mark has been published for opposition by third parties.


     Allowed The application for the mark was filed as an intent to use application and the company is now required to submit proof of use. (This status generally applies to U.S. applications
                    - may have different meaning for a foreign application)

     Registered     A certificate of registration has been issued (some cases
                    published) by the respective country.

                                   EXHIBIT D
                                   ---------

                              INVENTA CORPORATION
                   EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                        INVENTION ASSIGNMENT AGREEMENT

     As a condition of my employment with Inventa Corporation, its subsidiaries, affiliates, successors or assigns (the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

     1.   At-Will Employment. I understand and acknowledge that my employment
          ------------------
with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

     2.   Confidential Information.
          ------------------------

          (a)  Company Information. I agree at all times during the term of my
               -------------------
employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any of the Company's proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b)  Former Employer Information. I agree that I will not, during my
               ---------------------------
employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c)  Third Party Information. I recognize that the Company has
               -----------------------
received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     3.   Inventions.
          ----------

          (a) Inventions Retained and Licensed. I have attached hereto, as
              --------------------------------
Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a the Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

          (b) Assignment of Inventions.  I agree that I will promptly make
              ------------------------
full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          (c) Inventions Assigned to the United States. I agree to assign to the
              ----------------------------------------
United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          (d) Maintenance of Records.  I agree to keep and maintain adequate and
              ----------------------
current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

          (e) Patent and Copyright Registrations. I agree to assist the Company,
              ----------------------------------
or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

          (f) Exception to Assignments. I understand that the provisions of this
              ------------------------
Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code
Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly
                                 ---------
in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.
                                                       ---------

     (4)  Conflicting Employment. I agree that, during the term of my employment
          ----------------------
with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

     (5)  Returning the Company Documents. I agree that, at the time of leaving
          -------------------------------
the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit
                                                                       -------
C.
-

     (6)  Notification of New Employer. In the event that I leave the employ of
          ----------------------------
the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

     (7)  Solicitation of Employees. I agree that for a period of twelve (12)
          -------------------------
months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

     (8)  Conflict of Interest Guidelines.  I agree to diligently adhere to the
          -------------------------------
Conflict of Interest Guidelines attached as Exhibit D hereto.
                                            ---------

     (9)  Representations. I agree to execute any proper oath or verify any
          ---------------
proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

     (10) Arbitration and Equitable Relief.
          --------------------------------

          (a) Arbitration. Except as provided in Section 10(b) below, I agree
              -----------
that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Francisco County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

          (b) Equitable Remedies. I agree that it would be impossible or
              ------------------
inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

     11.  General Provisions.
          ------------------

          (a)  Governing Law; Consent to Personal Jurisdiction. This Agreement
               -----------------------------------------------
will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

          (b)  Entire Agreement. This Agreement sets forth the entire agreement
               ----------------
and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

          (c)  Severability. If one or more of the provisions in this Agreement
               ------------
are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d)  Successors and Assigns. This Agreement will be binding upon my
               ----------------------
heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.


Date:  _________________



                                          ___________________________________
                                          Signature

                                          ___________________________________
                                          Name of Employee (typed or printed)


________________________
Witness

                                   EXHIBIT A
                                   ---------

                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP


                                              Identifying Number
  Title       Date                           or Brief Description
---------  ---------                        ----------------------




____ No inventions or improvements

____ Additional Sheets Attached


Signature of Employee: __________________________

Print Name of Employee: _________________________

Date: _________________

                                   EXHIBIT B
                                   ---------

                      CALIFORNIA LABOR CODE SECTION 2870
                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2)  Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   EXHIBIT C
                                   ---------

                              INVENTA CORPORATION
                           TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its subsidiaries, affiliates, successors or assigns (the "Company").

     I further certify that I have complied with all the terms of the Company's Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

     I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date:________________

                                                   ____________________
                                                  (Employee's Signature)


                                                   __________________________
                                                  (Type/Print Employee's Name)

                                   EXHIBIT D
                                   ---------

                              INVENTA CORPORATION

                        CONFLICT OF INTEREST GUIDELINES

     It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

     1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

     2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

     3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

     4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

     5. Initiating or approving any form of personal or social harassment of employees.

     6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

     7.   Borrowing from or lending to employees, customers or suppliers.

     8.   Acquiring real estate of interest to the Company.

     9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

     10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

     11. Making any unlawful agreement with distributors with respect to prices.

     12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.


     13. Engaging in any conduct which is not in the best interest of the Company.

     Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

                              INVENTA CORPORATION


                         _____________________________

                        RESTATED SHAREHOLDERS AGREEMENT

                         _____________________________

                                 May 11, 1998

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I - Right of First Refusal on Shareholder Transfer....................................................    2

         1.1      Company Right...............................................................................    2
         1.2      Preferred Holders' Right....................................................................    2
         1.3      Failure to Exercise Rights..................................................................    2
         1.4      Price.......................................................................................    2
         1.5      Transfer of Rights..........................................................................    3
         1.6      Prohibited Transfers........................................................................    3
         1.7      Definition of "Shares"......................................................................    3
         1.8      Permitted Transfers.........................................................................    3

ARTICLE II - Right of Co-Sale on Shareholder Transfer.........................................................    3

         2.1      Right of Co-Sale............................................................................    3
         2.2      Agreement not to Transfer...................................................................    4
         2.3      Definition of Shares........................................................................    4
         2.4      Permitted Transfers.........................................................................    4
         2.5      Prohibited Transfers........................................................................    4

ARTICLE III - Right of First Refusal on Company Issuances.....................................................    5

         3.1      Grant of Right to Purchasers................................................................    5
         3.2      Grant of Right .............................................................................    5
         3.3      New Securities..............................................................................    6
         3.4      Notice......................................................................................    6
         3.5      Sale after Company Notice...................................................................    7
         3.6      Assignment..................................................................................    7

ARTICLE IV - Termination of Rights............................................................................    8

ARTICLE V - Specific Performance..............................................................................    8

ARTICLE VI - Legends..........................................................................................    8

ARTICLE VII - Board of Directors..............................................................................    8

         7.1      Board of Directors..........................................................................    8
         7.2      Compensation Committee......................................................................    9
         7.3      Audit Committee.............................................................................    9

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
                                                                                                               ----
ARTICLE VIII - Reorganizations................................................................................    9

ARTICLE IX - General Provisions...............................................................................   10

         9.1      Governing Law...............................................................................   10
         9.2      Entire Agreement............................................................................   10
         9.3      Amendment...................................................................................   10
         9.4      Successors..................................................................................   10
         9.5      Invalidity of Provisions....................................................................   10
         9.6      Notice......................................................................................   10
         9.7      No Waiver...................................................................................   11
         9.8      Cooperation.................................................................................   11
         9.9      Addition of Parties.........................................................................   11
         9.10     Counterparts................................................................................   11

EXHIBIT A - Schedule of Purchasers
EXHIBIT B - Schedule of Holders of Series A Preferred Stock
EXHIBIT C - Schedule of Holders of Series B Preferred Stock
EXHIBIT D - Schedule of Certain Common Stock Holders
EXHIBIT E - Form of Instrument of Accession

                              INVENTA CORPORATION

                        RESTATED SHAREHOLDERS AGREEMENT



     THIS RESTATED SHAREHOLDERS AGREEMENT is made this 11th day of May, 1998, between Inventa Corporation, a California corporation (the "Company"), the purchasers of the Company's Series C Preferred Stock (the "Purchasers") as listed on Exhibit A attached hereto, Ashok K. Santhanam ("Founder"), the holders
          ---------
of the Company's Series A Preferred Stock (the "Series A Holders") listed on Exhibit B attached hereto, the holders of the Company's Series B Preferred Stock
---------
(the "Series B Holders") listed on Exhibit C attached hereto, and certain
                                   ---------
holders of the Company's Common Stock (the "Common Holders") as listed on Exhibit D attached hereto. The Purchasers, Series A Holders and the Series B
---------
Holders shall collectively be referred to as the "Preferred Holders". The Purchasers, the Founder, the Preferred Holders and the Common Holders shall collectively be referred to as the "Shareholders".

     WHEREAS, Founder is the beneficial owner or may be deemed to be the beneficial owner of 4,500,000 shares of the Common Stock of the Company.

     WHEREAS, the Series A Holders and the Company are parties to the Series A Preferred Stock Purchase Agreement dated July 8, 1994 (the "Series A Agreement").

     WHEREAS, the Series B Holders and the Company are parties to the Series B Preferred Stock Purchase Agreement dated February 14, 1997 (the "Series B Agreement").

     WHEREAS, the Common Holders are the owners of 42,696 shares of the Common Stock of the Company.

     WHEREAS, the parties desire that this Agreement supersede the Shareholders Rights Agreement dated February 14, 1997 in its entirety.

     WHEREAS, the Purchasers have requested, as a condition to entering into the Series C Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series C Agreement") that the Founder and the Shareholders enter into this Agreement, and the Founder and the Shareholders, as an inducement to the Purchasers to enter into the Series C Agreement of even date herewith, are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                Right of First Refusal on Shareholder Transfer
                ----------------------------------------------

     1.1  Company Right.  If at any time a Shareholder desires (or is required)
          -------------
to sell or transfer in any manner any Shares (as hereinafter defined) pursuant to the terms of a bona fide offer received from a third party (a "Buyer"), the Shareholder shall submit a written offer to sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Shareholder proposes to sell such Offered Shares to Buyer (the "Offer"). The Offer shall disclose the identity of the Buyer, the number of Offered Shares, the terms of the proposed sale or transfer and any other material facts relating to the sale or transfer. Within fifteen (15) days after receipt of the Offer, the Company shall give notice to the Shareholder of its intent to purchase all or some of the Offered Shares from the Shareholder on the terms and conditions set forth in the Offer.

     1.2  Preferred Holders' Right.  If, for any reason whatsoever, the Company
          ------------------------
shall not exercise its right to purchase all of the Offered Shares as provided herein, the Company shall promptly provide to the Preferred Holders, written notice (the "Notice") of same (which shall include a copy of the Offer provided to the Company pursuant to Section 1.1 hereof), and then the Preferred Holders shall have the right, for a period of fifteen (15) days from the date of the Notice to purchase, on a pro rata basis, on the same terms and conditions as are set forth in the Offer, that portion of the Offered Shares which the Company shall not have agreed to purchase from the Shareholder (all such remaining Shares being referred to as the "Remaining Offered Shares"). For purposes of this Section 1.2, Preferred Holder's pro rata right shall be calculated by dividing the number of shares of Common Stock issuable upon conversion of Preferred Stock held by such Preferred Holder by the total number of shares of Common Stock issuable upon conversion of Preferred Stock held by all Preferred Holders.

     1.3  Failure to Exercise Rights.  In the event that the Company and the
          --------------------------
Preferred Holders, taken together, do not purchase all of the Offered Shares pursuant to and within the time periods set forth above, any remaining Offered Shares may be sold or transferred by the Shareholder at any time within 90 days thereafter, subject to compliance with Article II. Any such sale or transfer shall be at not less than the price nor upon other terms and conditions, if any, not more favorable to the Buyer than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall thereafter again be subject to the requirements of this Article I. In the event that Shares are sold or transferred to the Preferred Holders pursuant to this subsection, said Offered Shares shall no longer be subject to this Agreement.

     1.4  Price.  With respect to any Shares to be transferred pursuant to
          -----
Section 1.1 hereof and as to which a price has not been set by the Shareholder under Section 1.1 hereof, the price per Share shall be a price set by the Board of Directors of the Company which will reflect the current value of the Shares in terms of present earnings and future prospects of the Company. The Company shall notify the Shareholder of the price so determined within fifteen (15) days after receipt by it of the Offer. If the Shareholder disputes the price as set by the Board of Directors by giving notice to the Company within ten (10) days after being informed of the price, the price of the Shares shall be determined by an independent financial analyst selected by the Board of Directors of the Company, with the cost of such determination to be divided equally between the Company and the Shareholder. The Board of Directors shall select such analyst within fifteen (15) days after receipt of notice that the Shareholder is disputing the price set by the Board of Directors. If the Board is not notified of any such dispute within such ten (10) day period, the decision of the Board of Directors as to the purchase price shall be final. Any time required to determine a purchase price or to resolve a dispute shall be added to the fifteen (15) day period in which the Company may exercise its right to purchase the Offered Shares.

     1.5  Transfer of Rights.  The right of the Preferred Holders to purchase
          ------------------
Offered Shares hereunder may not be assigned except to a transferee or assignee who qualifies as a partner, subsidiary or affiliate of one of the Preferred Holders, or a parent of one of the Preferred Holders, or any entity which has the same parent corporation as one of the Preferred Holders.

     1.6  Prohibited Transfers.  The Shareholder shall not sell, assign,
          --------------------
transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares owned by him during the term of this Agreement other than in compliance with the terms of this Article I.

     1.7  Definition of "Shares".  For purposes of this Article I, the term
          ----------------------
"Shares" shall mean and include all shares of capital stock of the Company owned by the Shareholder, whether presently held or hereafter acquired.

     1.8  Permitted Transfers.  The right of first refusal contained in this
          -------------------
Article I shall not apply to: (a) any transfer of Shares by the Shareholder by gift or bequest or through inheritance to, or for the benefit of, any family member; (b) any transfer of Shares by the Shareholder to a trust for the benefit of any family member; (c) any sale or transfer of Shares to the Company (or any assignee of the Company) pursuant to the terms of a stock restriction or stock repurchase agreement (which provides for such sale upon the Shareholder's termination of employment); (d) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (e) any pledge made pursuant to a bona fide loan transaction that creates a mere security interest; or (f) any transfer of Shares by the Shareholder that is a partnership to its partners. In the event of any transfer pursuant to (a), (b) or (f), the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement.

                                  ARTICLE II

                    Right of Co-Sale on Shareholder Transfer
                    ----------------------------------------

     2.1  Right of Co-Sale.  In the event that the Shareholder desires (or is
          ----------------
required) to sell or transfer in any manner any Shares (as hereinafter defined) pursuant to the terms of a bona fide offer received from a Buyer, and the Company and the Preferred Holders do not exercise their right of first refusal as to all of the Offered Shares as set forth in Article I hereof, each Preferred Holder shall have the right (the "Right of Co-Sale") to require, as a condition to such sale or transfer, that the Buyer purchase from each Preferred Holder at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Shareholder that percentage of the Offered Shares not purchased by the Company or the Preferred Holders pursuant to Article I above, expressed by a fraction, the numerator of which is the number of shares of Preferred Stock (on an as-converted into Common Stock basis) and Common Stock held by such Preferred Holder and the denominator of which is the aggregate number of shares of Preferred Stock (on an as-converted into Common Stock basis) and Common Stock held by all Preferred Holders and the number of Shares held by the Shareholder. The Preferred Holders shall act upon the Buyer's offer to buy as soon as practicable after receipt from the Company of the Notice and in all events within fifteen (15) days after receipt of the Notice. In the event that the Preferred Holders shall elect to exercise their Right of Co-Sale, the Preferred Holders shall communicate in writing such election to the Shareholder.

     2.2  Agreement not to Transfer.  The Shareholder shall not sell, assign,
          -------------------------
transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by him during the term of this Agreement other than in compliance with the terms of this Article II.

     2.3  Definition of Shares.  For purposes of this Article II, the term
          --------------------
"Shares" shall mean and include all shares of capital stock of the Company owned by the Shareholder, whether presently held or hereafter acquired.

     2.4  Permitted Transfers.  The Right of Co-Sale contained in this Article
          -------------------
II shall not apply to: (a) any transfer of Shares by the Shareholder by gift or bequest or through inheritance to, or for the benefit of, any family member; (b) any transfer of Shares by the Shareholder to a trust for the benefit of any family member; (c) any sale or transfer of Shares to the Company pursuant to the terms of a stock restriction or stock repurchase agreement (which provides for such sale upon the Shareholder's termination of employment with the Company, if applicable); (d) any sale or transfer of Shares to the Company or the Preferred Holders pursuant to the provisions of Article I hereof; (e) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (f) any pledge made pursuant to a bona fide loan transaction that creates a mere securities interest; or (g) any transfer of Shares by the Shareholder that is a partnership to its partners. In the event of any transfer pursuant to (a), (b) or (f) the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement.

     2.5  Prohibited Transfers.
          --------------------

          (a) In the event that the Shareholder should sell any Shares in contravention of the co-sale rights of each Preferred Holder under this Agreement (a "Prohibited Transfer"), each Preferred Holder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Shareholder shall be bound by the applicable provisions of such option.

          (b) In the event of a Prohibited Transfer, each Preferred Holder shall have the right to sell to such Shareholder the type and number of shares of Common Stock equal to the number of shares each Preferred Holder would have been entitled to transfer to the Buyer under Section 2.1 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Shareholder shall be equal to the price per share paid by the Buyer to such Shareholder in such Prohibited Transfer. The Shareholder shall also reimburse each Preferred Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Preferred Holder's rights under this Article II.

               (ii) Within ninety (90) days after the date on which a Preferred Holder received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Preferred Holder shall, if exercising the option created hereby, deliver to the Shareholder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

               (iii) Such Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by a Preferred Holder, pursuant to this
Section 2.5(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.5(b)(i), in cash or by other means acceptable to the Preferred Holder.

               (iv) Notwithstanding the foregoing, any attempt by the Shareholder to transfer Shares in violation of Article II hereof shall be voidable at the option of a majority in interest of the Preferred Holders if the Preferred Holders do not elect to exercise the put option set forth in this
Section 2.5, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Preferred Holders.

                                  ARTICLE III

                  Right of First Refusal on Company Issuances
                  -------------------------------------------

     3.1  Grant of Right to Purchasers.  Except as set forth in Article IV, the
          ----------------------------
Company hereby grants to each of the Purchasers who continue to hold shares of Series C Preferred Stock purchased pursuant to the Series C Agreement, the right of first refusal to purchase, on a pro rata basis based on the number of shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock then held by them, in the aggregate, fifty (50) percent of the New Securities (as defined in Section 3.3) which the Company may, from time to time propose to sell and issue. The Purchasers may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The right of first refusal granted pursuant to this Section 3.1 shall terminate upon the closing of the first sale of the next series or several series of Preferred Stock of the Company authorized by the shareholders of the Company subsequent to the date hereof with aggregate proceeds to the Company from the sale of the next series or several series of Preferred Stock of at least $5,000,000.

     3.2  Grant of Right.  Except as set forth in Article IV, the Company hereby
          --------------
grants to each Preferred Holder who continues to hold, respectively, shares of Series A Preferred Stock purchased pursuant to the Series A Agreement, Series B Preferred Stock purchased pursuant to the Series B Agreement and Series C Preferred Stock purchased pursuant to the Series C Agreement (the "Preferred Shares"), the right of first refusal to purchase all or any part of such Preferred Holder's Pro Rata Share (as hereinafter defined) of the New Securities (as defined in Section 3.3) which the Company may, from time to time, propose to sell and issue, with a right of over-subscription (as provided in Section 3.4 below); provided, however, that with respect to the Purchasers, the right of first refusal pursuant to this Section
3.2 shall only commence after the termination of the Purchasers' right of first refusal pursuant to Section 3.1 above. The Preferred Holders may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each Preferred Holder, for purposes of this right of first refusal, is the ratio of the total number of shares of Common Stock held by such Preferred Holder, including (i) any shares of Common Stock into which shares of Preferred Stock held by such Preferred Holder are convertible, and (ii) any shares deliverable upon the exercise of options of other rights to purchase Common Stock held by such Preferred Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including (i) any shares of Common Stock into which outstanding shares of Preferred Stock are convertible and (ii) any shares deliverable upon the exercise of options or other rights to purchase Common Stock).

     3.3  New Securities.  "New Securities" shall mean any capital stock of the
          --------------
Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New
                                                 --------  -------
Securities" does not include (i) the Preferred Shares or other securities issued or issuable upon conversion of the Preferred Shares ("Conversion Shares"), (ii) securities offered pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, (iv) shares offered pursuant to lease financing transactions or bank or lending institution financing transactions that are approved by the Board of Directors, (v) securities issued in connection with any stock split, stock dividend or recapitalization of the Company, (vi) all securities hereafter issued or issuable to officers, directors, employees or consultants of the Company (for the primary purpose of soliciting or retaining their employment or services) pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors, and (vii) securities issuable pursuant to warrants outstanding as of May 11, 1998 (the "Warrant Shares") or securities issued upon conversion of the Warrant Shares.

     3.3  Notice.  In the event the Company proposes to undertake an issuance
          ------
of New Securities, it shall give to the Preferred Holders written notice (the "Company Notice") of its intention, describing the type of New Securities, number of shares, the price, the terms upon which the Company proposes to issue the same, and notice to the effect that each Preferred Holder must respond to such Company Notice within twenty (20) days after the date thereof. The Preferred Holders shall have twenty (20) days from the date of such Company Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Company Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than forty-five (45) days after the date of the Company Notice. The Company shall promptly, in writing, inform each

Preferred Holder which elects to purchase its Pro Rata Share of the New Securities of any other Preferred Holder's failure to do so (the "Over-subscription Notice"), in which case the Preferred Holders electing to purchase their Pro Rata Share of the New Securities shall have the right to purchase their Pro Rata Share of such shares (the "Over-subscription Right") and any portion of the remainder of such shares which other Preferred Holders have elected not to purchase pursuant to the exercise of their Over-subscription Right, for the price and upon the terms specified in the Company Notice for a period of thirty (30) days after the date of the Over-subscription Notice. If a Preferred Holder elects not to exercise such right, then that portion of the shares which is not purchased may be offered to third parties on terms no less favorable to the Company for a period of one hundred twenty (120) days.

     3.5  Sale after Company Notice.  In the event any Preferred Holder fails to
          -------------------------
exercise in full the right of first refusal within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities respecting which such Preferred Holder's rights were not exercised, at a price and upon general terms no more favorable to the Preferred Holders thereof than specified in the Company Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Preferred Holders in the manner provided above.

     3.6  Assignment.  The right of first refusal granted under this Article III
          ----------
is assignable by the Preferred Holders to any transferee of a minimum of fifty thousand (50,000) shares of Series A Preferred Stock (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares) or fifty thousand (50,000) shares of Series B Preferred Stock (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), or fifty thousand (50,000) shares of Series C Preferred Stock (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), as applicable, or the Common Stock into which each such series of Preferred Stock has been converted. For the purposes of satisfying the 50,000 share threshold herein, the number of shares of the Common Stock issuable upon conversion of applicable series of Preferred Stock owned by the Preferred Holders shall include the holdings of partners, subsidiaries, parents, shareholders or affiliates of the Preferred Holders (or any entities which have the same parent corporation as the Preferred Holders) and such holdings shall be aggregated together and with the holdings of the Preferred Holders with respect to the applicable series of Preferred Stock.

                                  ARTICLE IV

                             Termination of Rights
                             ---------------------

     The Right of First Refusal on Shareholder Transfer, Co-Sale Right, Right of First Refusal on Company Issuances, the right to designate members of the Board of Directors, Compensation Committee and Audit Committee and the right to direct the voting of the shares beneficially owned by the Founder created under Articles I, II, III, VII and VIII of this Agreement, respectively, shall expire upon (i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; (ii) upon the closing of a transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which results in (a) the holders of the outstanding voting equity securities of the Company immediately prior to such transaction or series of related transactions holding securities representing less than 50% of the voting power of the surviving entity immediately following such transaction or series of related transactions or (b) the sale or disposition by the Company of all or substantially all the Company's assets; or (iii) with respect to the Right of First Refusal on Shareholder Transfer, the date on which less than 50% of the Preferred Stock of the Company initially issued remains outstanding (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to the shares).

                                   ARTICLE V

                             Specific Performance
                             --------------------

     The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

                                  ARTICLE VI

                                    Legends
                                    -------

     The certificates representing the Shares shall bear a legend indicating the existence of the restrictions imposed by Article I, II, III, VII and VIII of this Agreement. Nothing in this Agreement should be construed as a modification or amendment of any restrictions on transfer under applicable federal or state securities laws.

                                  ARTICLE VII

                               Board of Directors
                               ------------------

     7.1  Board of Directors. As soon as practicable after the Closing, the
          ------------------
Board of Directors of the Company shall be comprised of seven members. The Purchasers and the Shareholders agree to cause to be elected to the Company's Board of Directors (i) one representative elected by the holders of Series A Preferred Stock, (ii) one representative elected by the holders of Series B Preferred Stock (who shall be a representative of Battery Ventures L.P.), (iii) two representatives elected by the holders of the Series C Preferred Stock (one of whom shall be a representative of the Technology Crossover Ventures entities, and one of whom shall be a representative of Boston Millennia Partners Limited Partnership), (iv) two representatives elected by the holders of Common Stock of the Company (one of whom shall be Ashok Santhanam and the other shall be reasonably approved by the holders of the Series C Preferred Stock), and (v) the Chief Executive Officer of the Company. In addition, the Board of Directors of the Company shall elect Ashok Santhanam as Chairman of the Board to serve in that capacity as long as he is a director of the Company. If any Purchaser elects not to designate a representative to the Board, it shall have the right to appoint an observer who shall be entitled to attend all meetings of the Board and to consult with management. The Company shall pay the reasonable out-of-pocket expenses of non-employee members of the Company's Board of Directors in connection with attending Board of Directors meetings and will pay the reasonable out-of-pocket expenses of Board observers in connection with attending Board of Directors meetings, in accordance with the Company's standard travel policy.

     7.2  Compensation Committee.  The Company shall use its best efforts and
          ----------------------
the Purchasers and Shareholders agree to cause the Board of Directors of the Company to appoint and maintain a Compensation Committee, which shall contain no more than three persons, one of whom shall be a representative of Boston Millennia Partners Limited Partnership, one of whom shall be a representative of Battery Ventures, and one of whom shall be Ashok Santhanam. The Compensation Committee shall administer the Company's stock option plans and make recommendations to the Board of Directors with respect to management compensation and terms of employment. The Board of Directors of the Company shall have the power to accept or reject any recommendation of the Compensation Committee, but shall not approve an employee's compensation in amounts which differ from the amounts recommended by the Compensation Committee.

     7.3  Audit Committee.  The Company shall use its best efforts and the
          ---------------
Purchasers and Shareholders agree to cause the Board of Directors to appoint and maintain an Audit Committee, which shall include at least one representative of the Purchasers.

                                 ARTICLE VIII

                                Reorganizations
                                ---------------

          The Shareholders hereby agree that at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, the Shareholders shall vote all shares of stock of the Company entitled to vote held by the Shareholder as directed by the holders of a majority of the outstanding shares of Common Stock and Common Stock issuable upon conversion of Preferred Stock then held by the Shareholders in connection with any reorganization of the Company pursuant to Section 1200 et. seq. of the California Corporations Code; provided, however, that this Article VIII shall not affect any rights granted to the Preferred Holders or the Purchasers pursuant to Sections 6(a) and 6(c) of the Company's Amended and Restated Articles of Incorporation. The Shareholders shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the preceding sentence. In the event any Shareholder fails to vote in accordance herewith, such Shareholders shall be deemed to have irrevocably appointed such person or persons as may be designated by the Board of Directors of the Company as proxy to vote such Shareholder's stock in accordance herewith.

                                  ARTICLE IX

                              General Provisions
                              ------------------

     9.1  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of California without regard to choice of law provisions.

     9.2  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between them or any of them as to such subject matter.

     9.3  Amendment.  Except as otherwise expressly provided herein, this
          ---------
Agreement, other than Article VII herein, may be amended only upon the written consent of the majority of the shares beneficially owned or deemed to be beneficially owned by the Founder, the majority-in-interest of the Purchasers, the majority-in-interest of the Common Holders, the Series A Holders, and the Series B Holders (with the Common Holders, the Series A Holders and the Series B Holders voting as a single class) and the Company; provided, however, that
Article VII herein may be amended only upon the written consent of 2/3 of (i) the shares then beneficially owned or deemed to be beneficially owned by the Founder and the shares then owned by the Common Holders, (ii) the shares then owned by the Series A Holders (iii) the shares then owned by the Series B Holders, and (iv) the shares then owned by the Purchasers, with each voting as a separate class.

     9.4  Successors.  This Agreement shall be binding upon and shall inure to
          ----------
the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted transferees, except as may be expressly provided otherwise herein.

     9.5  Invalidity of Provisions.  In the case any one or more of the
          ------------------------
provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

     9.6  Notice.  Any notice, demand or request required or permitted to be
          ------
given by either the Company or the Shareholders pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth on the Exhibits to this Agreement or such other address as a party may request by notifying the other in writing.

     9.7  No Waiver.  Any party's failure to enforce any provision or provisions
          ---------
of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

     9.8  Cooperation.  The parties agree upon request to execute any further
          -----------
documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

     9.9  Addition of Parties.  The Company agrees that until the termination of
          -------------------
this Agreement, it will cause each of the key employees of the Company who holds at least 100,000 shares of the capital stock of the Company (on an as-converted basis and as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), to enter into this Agreement and thereby to be bound by the terms hereof, all by execution of an Instrument of Accession in the form attached as Exhibit E hereto. Any such
                                                ---------
person so entering into this Agreement shall be deemed to be a Shareholder for purposes of this Agreement.

     9.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


                     (This space intentionally left blank)

     The foregoing agreement is hereby executed as of the date first above written.


"COMPANY"                     INVENTA CORPORATION
                              a California corporation


                              By:_________________________________
                                    Ashok K. Santhanam, President


"FOUNDER"                     Ashok K. Santhanam and Revathi Santhanam,
                              Trustees of the Santhanam Family Trust U/D/T dated May 23, 1997


                              By:_________________________________
                                    Ashok K. Santhanam, Trustee


                              ____________________________________
                              Revathi Santhanam

                              Sujatha Ramkumar, Trustee of the Amarnath
                              Santhanam 1997 Trust UTA dated May 23, 1997


                              By:_________________________________
                                    Sujatha Ramkumar, Trustee

                              Sujatha Ramkumar, Trustee of the Rishikesh
                              Santhanam 1997 Trust UTA dated May 23, 1997


                              By:_________________________________
                                    Sujatha Ramkumar, Trustee

"PURCHASERS"

                              Battery Ventures L.P.


                              By:_________________________________
                              Name:
                              Title:

                              BOSTON MILLENNIA PARTNERS
                              LIMITED PARTNERSHIP
                              By:  Glen Partners Limited Partnership,
                                   its General Partner

                              By:_________________________________
                                   General Partner


                              ____________________________________
                              Stephen T. Barry


                              ____________________________________
                              A. Dana Callow, Jr.


                              ____________________________________
                              Christian Dubiel


                              ____________________________________
                              Martin J. Hernon


                              ____________________________________
                              Robert W. Jevon


                              ____________________________________
                              Frank P. Pinto

                              ____________________________________
                              Suresh Shanmugham


                              ____________________________________
                              Bruce R. Tiedemann


                              ____________________________________
                              Harry A. Caunter


                              ____________________________________
                              Maya S. Hattangady


                              ____________________________________
                              Santhanam C. Shekar

                              TCV II (Q), L.P.
                              a Delaware Limited Partnership
                              By:   Technology Crossover Management II, L.L.C.,
                              Its:  General Partner

                              By:_________________________________
                                    Name:  Robert C. Bensky
                                    Title: Chief Financial Officer

                              TCV II Strategic Partners, L.P.
                              a Delaware Limited Partnership
                              By:   Technology Crossover Management II, L.L.C.,
                              Its:  General Partner

                              By:_________________________________
                                    Name:  Robert C. Bensky
                                    Title: Chief Financial Officer

                              TCV II, V.O.F.
                              a Netherlands Antilles General Partnership
                              By:  Technology Crossover Management II, L.L.C.,
                              Its: Investment General Partner

                              By:____________________________________
                                   Name:  Robert C. Bensky
                                   Title: Chief Financial Officer

                              Technology Crossover Ventures II, C.V.
                              a Netherlands Antilles Limited Partnership
                              By:  Technology Crossover Management II, L.L.C.,
                              Its: Investment General Partner

                              By:____________________________________
                                   Name:  Robert C. Bensky
                                   Title: Chief Financial Officer

                              Technology Crossover Ventures II, L.P.
                              a Delaware Limited Partnership
                              By:  Technology Crossover Management II, L.L.C.,
                              Its: General Partner

                              By:____________________________________
                                   Name:  Robert C. Bensky
                                   Title: Chief Financial Officer

"OTHER SHAREHOLDERS"

                              Battery Ventures L.P.


                              By:____________________________________
                              Name:
                              Title:


                              ____________________________________
                              Harry A. Caunter


                              ____________________________________
                              Electra D. DePeyster

                              ____________________________________
                              Robert Ducommun


                              ____________________________________
                              Maya S. Hattangady

                              Palmer G. and Charles E. Ducommun
                              Charitable Annuity Trust, u/d/t


                              By:_________________________________
                                   Robert Ducommun, Trustee


                              ____________________________________
                              Andrew Potter


                              ____________________________________
                              Santhanam C. Shekar


                              ____________________________________
                              Ramesh Vasudevan


                              ____________________________________
                              Gomati Venkateswaran


                              ____________________________________
                              Usha Vijayarajan

                                   EXHIBIT A
                                   ---------

                            SCHEDULE OF PURCHASERS

Name and Address
--------------------------------------------------------------------------------

Battery Ventures L.P.                           Suresh Shanmugham
20 William Street                               c/o Boston Millennia Partners
Wellesley,  MA 01282                            30 Rose Wharf, Ste. 330
                                                Boston, MA 02110
Boston Millennia Partners
30 Rose Wharf, Ste. 330                         Bruce R. Tiedemann
Boston, MA 02110                                c/o Boston Millennia Partners
                                                30 Rose Wharf, Ste. 330
Stephen T. Barry                                Boston, MA 02110
c/o Boston Millennia Partners
30 Rose Wharf, Ste. 330                         Harry A. Caunter
Boston, MA 02110                                675 North Court
                                                Suites 225 & 230
A. Dana Callow, Jr.                             Palatine, IL 60067
c/o Boston Millennia Partners
30 Rose Wharf, Ste. 330                         Maya S. Hattangady
Boston, MA 02110                                414 E. Lansing Way
                                                Fresno, CA 93704
Christian Dubiel
c/o Boston Millennia Partners                   Santhanam C. Shekar
30 Rose Wharf, Ste. 330                         349 G Street
Boston, MA 02110                                San Rafael, CA 94901

Martin J. Hernon                                Frank P. Pinto
c/o Boston Millennia Partners                   c/o Boston Millennia Partners
30 Rose Wharf, Ste. 330                         30 Rose Wharf, Ste. 330
Boston, MA 02110                                Boston, MA 02110

Robert W. Jevon
c/o Boston Millennia Partners
30 Rose Wharf, Ste. 330
Boston, MA 02110

TCV II (Q), L.P.                         TCV II Strategic Partners, L.P.
c/o Technology Crossover Ventures        c/o Technology Crossover Ventures
56 Main Street, Suite 210                56 Main Street, Suite 210
Millburn, NJ 07041                       Millburn, NJ 07041
Attention: Robert C. Bensky              Attention: Robert C. Bensky

with a copy to:                          with a copy to:
c/o Technology Crossover Ventures        c/o Technology Crossover Ventures
575 High Street, Suite 400               575 High Street, Suite 400
Palo Alto, CA 94301                      Palo Alto, CA 94301
Attention: Jay C. Hoag                   Attention: Jay C. Hoag

TCV II, V.O.F.                           Technology Crossover Ventures II, C.V.
c/o Technology Crossover Ventures        c/o Technology Crossover Ventures
56 Main Street, Suite 210                56 Main Street, Suite 210
Millburn, NJ 07041                       Millburn, NJ 07041
Attention: Robert C. Bensky              Attention: Robert C. Bensky

with a copy to:                          with a copy to:
c/o Technology Crossover Ventures        c/o Technology Crossover Ventures
575 High Street, Suite 400               575 High Street, Suite 400
Palo Alto, CA 94301                      Palo Alto, CA 94301
Attention: Jay C. Hoag                   Attention: Jay C. Hoag

Technology Crossover Ventures II, L.P.
c/o Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ 07041
Attention: Robert C. Bensky

with a copy to:
c/o Technology Crossover Ventures
575 High Street, Suite 400
Palo Alto, CA 94301
Attention: Jay C. Hoag

                                   EXHIBIT B
                                   ---------

                              SCHEDULE OF HOLDERS
                          OF SERIES A PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Harry A. Caunter                         Ramesh Vasudevan
675 North Court                          1369 Camwell Drive
Suites 225 & 230                         West Vancouver, BC, V7S2M6
Palatine, IL 60067                       Canada

Electra D. De Peyster                    Gomati Venkateswaran
2000 Redwood Hill Court                  26 South Baog Road
Santa Rosa, CA 95404                     A2 Anand Bhavan
                                         Madras, 600017
Robert Ducommun                          INDIA
1155 Park Ave.
Apt. 1 SW                                Usha Vijayarajan
New York, NY 10128                       2/7 12th Cross
                                         Rajmahal Extension
Maya S. Hattangady                       Bangalore, 560080
414 E. Lansing Way                       INDIA
Fresno, CA 93704

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t
Attn:  Robert Ducommun
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter
401 Vine Street
Menlo Park, CA 94025

Santhanam C. Shekar
349 G Street
San Rafael, CA 94901

                                   EXHIBIT C
                                   ---------

                              SCHEDULE OF HOLDERS
                          OF SERIES B PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Battery Ventures L.P.
20 William Street
Wellesley, MA 01282

Harry A. Caunter
675 North Court
Suites 225 & 230
Palatine, IL 60067

Robert Ducommun
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t
Robert Ducommun, trustee
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter
401 Vine Street
Menlo Park, CA 94025

Ramesh Vasudevan
1369 Camwell Drive
West Vancouver, BC, V7S2M6
Canada

                                   EXHIBIT D
                                   ---------

                   SCHEDULE OF CERTAIN COMMON STOCK HOLDERS

Name and Address
--------------------------------------------------------------------------------

B. Nagaraja Kini                               Ramesh Sivakaminathan
450 N. Mathilda Avenue, #A-2111                4349 Calypso Terrace
Sunnyvale, CA 94086                            Fremont, CA 94555

Muralidharan Manickam                          Balaji Varadarajan
20800 Homestead Road #37C                      35600 Purcell Place
Cupertino, CA 95014                            Fremont, CA 94536

Srikantan Moorthy                              Gerald Williams
1951 Nobili Avenue                             3743 Payne Avenue
Santa Clara, CA 95051                          San Jose, CA 95117

Siby Nidhiry                                   Ebenezer James
450 N. Mathilda Avenue #C305                   45259 S. Grimmer Blvd.
Sunnyvale, CA 94086                            Fremont, CA 94539

Janice Porter
2834 Wentworth Road
Cameron Park, CA 95682

Ashwin Kedia
450 N. Mathilda Ave.
Apt. K206
Sunnyvale, CA 94086

                                   EXHIBIT E
                                   ---------

                            INSTRUMENT OF ACCESSION
                            -----------------------

     The undersigned hereby acknowledges receipt and review of the Restated Shareholders Agreement dated April ___, 1998 (the "Agreement"). By signing below, the undersigned agrees to be bound by the terms of the Agreement as if the undersigned was an original party thereto. The undersigned further agrees that for purposes of the Agreement, the undersigned shall be deemed to be a Shareholder as defined in the Agreement.


                                                         _______________________
                                                         (Print name)


                                                         _______________________
                                                         (Signature)

                              INVENTA CORPORATION



                         -----------------------------

                         RESTATED SHAREHOLDERS RIGHTS
                                   AGREEMENT

                         -----------------------------

                                 May 11, 1998

                    RESTATED REGISTRATION RIGHTS AGREEMENT


     This Restated Registration Rights Agreement (the "Agreement"), dated as of May 11, 1998 is entered into by and among Inventa Corporation, a California corporation (the "Company") and the holders of the Company's Series A Preferred Stock listed on Exhibit A attached hereto (collectively, the "Series A
                ---------
Holders"), the holders of the Company's Series B Preferred Stock listed on Exhibit B attached hereto (collectively, the "Series B Holders") and the holders
---------
of the Company's Series C Preferred Stock listed on Exhibit C attached hereto
                                                    ---------
(collectively, the "Series C Holders")(the Series A Holders, the Series B Holders and the Series C Holders shall collectively be referred to as "Shareholders").

                                R E C I T A L S
                                ---------------

     A. The Series A Holders, the Series B Holders and the Company are parties to the Registration Rights Agreement dated February 14, 1997.

     B. The Series C Holders and the Company are parties to the Series C Convertible Preferred Stock Purchase Agreement as of the date hereof (the "Series C Purchase Agreement").

     C. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Series C Purchase Agreement.

     D. The Shareholders and the Company desire that the transactions contemplated by the Series C Purchase Agreement be consummated.

     E. The Series A Holders, the Series B Holders and the Company desire that this Agreement supersede the Registration Rights Agreement dated February 14, 1997 in its entirety.

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the common stock of the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Holder" shall mean any holder, or an assignee under Section 15 hereof, of outstanding Registrable Securities.

          "Initiating Holders" shall mean any Holders who in the aggregate are Holders of more than fifty percent (50%) of the outstanding Registrable Securities.

          The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities", subject to Sections 5(b) and 6(b) hereof, shall mean shares of Common Stock (i) issued or issuable pursuant to the conversion of the Shares, and (ii) issued in respect of securities issued pursuant to the conversion of the Shares upon any stock split, stock dividend, recapitalization, substitution, or similar event; provided, however, that Registrable Securities shall not include any (a) shares of Common Stock which have previously been registered, (b) shares of Common Stock which have previously been sold to the public, or (c) securities which would otherwise be Registrable Securities held by a Holder who is then permitted to sell all of such securities within any three (3) month period following the Company's initial public offering pursuant to Rule 144 if such securities then held by such Holder constitute less than one percent of the Company's outstanding equity securities.

          "Registration Expenses" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Sections 5, 6 and 8 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses of one counsel for the selling Shareholders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          "Shares" shall mean shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

     2.   Restrictions on Transferability.  The Restricted Securities held by
          -------------------------------
the Shareholders shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section 16 hereof, to assist in an orderly distribution. Each Shareholder will cause any proposed transferee of

Restricted Securities held by that Shareholder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend.  Each certificate representing (i) the Shares,
          ------------------
and (ii) shares of the Company's Common Stock issued upon conversion of the Shares, and (iii) any other securities issued in respect of the Shares, or the Common Stock issued upon conversion of the Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 4(i) or the "no-action" letter referred to in Section 4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or "no-action" letter shall be required, and provided that the Company shall not be obligated to remove any such legends prior to the date of the initial public offering of the Company's Common Stock under the Securities Act.

     4.   Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 5, 6 and 8 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144 promulgated under the Securities Act or for a transfer to a holder's spouse, ancestors, descendants or a trust for any of their benefit, or in transactions involving the distribution without consideration of Restricted Securities by a holder to any of its partners or retired partners or to the estate of any of its partners or retired partners) by either (i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend after the date of the Company's initial public offering under the Securities Act if the opinion of counsel or "no-action" letter referred to above expressly indicates that such legend is not required in order to establish compliance with the Securities Act or if such legend is no longer required pursuant to Rule 144(k).

     5.   Demand Registration.
          -------------------

          (a)  Request for Registration.  If the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect any registration with respect to the Registrable Securities, the Company will:

               (i) promptly given written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its diligent best efforts to effect such registration after January 1, 2000 (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within fifteen
          (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) After the Company has effected two (2) such registrations pursuant to this Section 5(a) and such registrations have been declared or ordered effective, or withdrawn at the request of the majority of the Initiating Holders, and the sales of such Registrable Securities have closed; or

                    (C) Within one hundred eighty (180) days of the effective date of any other registration statement on Form S-1.

          Subject to the foregoing clauses (A), (B) and (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing (but not more than once during any twelve month period) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

          The registration statement filed pursuant to the request of the Initiating Holders, may, subject to the provisions of Section 5(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no right to include any of its securities in any such registration except as provided in Section 5(b) below.

          (b)  Underwriting.  If the Initiating Holders intend to distribute the
               ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 5, and the Company shall include such information in the written notice referred to in Section 5(a)(i) above. The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          If officers or directors of the Company shall request inclusion of securities of the Company other than Registrable Securities in any registration pursuant to Section 5, or if holders of securities of the Company who are entitled by contract with the Company to have securities included in such a registration (such officers, directors, and other shareholders being collectively referred to as the "Other Shareholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all Holders and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters (the "Underwriter") selected for such underwriting by more than fifty percent (50%) of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 5, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities which Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among all Holders of Registrable Securities requesting inclusion (and pro rata among such holders on the basis of all Registrable Securities then held by such holders); and second, among all Other Shareholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If the Underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     6.   Company Registration.
          --------------------

          (a) If the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i) promptly give to each Holder written notice thereof (which, to the extent then known, shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 6(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i). In such event the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 6, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, and (a) if such registration is the first registered offering of the Company's securities to the public, the Underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (b) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the secondary portion of the registration and underwriting to not less than fifty percent (50%) of the securities which Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting by persons other than the Company shall be allocated in the following priority: first, to Holders of Registrable Securities (and pro rata among such holders on the basis of all Registrable Securities then held by such holders); and second, among all Other Shareholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     7.   Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, unless such withdrawal is caused by a material adverse change in the business or operations of the Company after such request for registration, or unless the Initiating Holders agree to have such registration considered a registration pursuant to Section 5(a)(ii)(B). If the Company is not required to pay any Registration Expenses, then the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and such registration shall not be considered a registration for purposes of Section 5(a)(ii)(B).

     8.   Registration on Form S-3.  The Company shall use its best efforts to
          ------------------------
qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Exchange Act following the effective date of the first registration of any securities of the Company for a registered public offering. After the Company has qualified for the use of Form S-3, Initiating Holders shall have the right to request four (4) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such holder), subject only to the following limitations:

          (a) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that notice of such Company-initiated registration is given to Holders prior to receipt of a request from a holder of Registrable Securities for registration on Form S-3, and provided that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred eighty (180) day period;

          (b) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of one hundred eighty (180) days following the effective date of the most recent registration pursuant to a request by a holder of Registrable Securities under this Agreement or pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 demand registration rights; provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred eighty (180) day period;

          (c) The Company shall not be required to effect a registration pursuant to this Section 8 more than once in any twelve (12) month period;

          (d) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding one hundred eighty
(180) days from the effective date thereof. The Company shall give notice to all Holders and all holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section 8 and shall provide a reasonable opportunity for all such other holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event the Underwriter, in the case of an underwritten offering, determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the method described in Section 6(b); and

          (e) The value of the aggregate shares of Registrable Securities to be registered on Form S-3 for each such right of registration shall be at least $500,000.

     9.   Registration Procedures.  In the case of each registration effected by
          -----------------------
the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

          (a) Keep such registration effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

          (c) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 5 or 8 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions, and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions, and provided further that the Underwriter is reasonably acceptable to the Company.

     10.  Indemnification.
          ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such Holders, directors, officers, agents, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating of defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder of securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. An indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with any untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder thereunder exceed the proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 10 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement.

     11.  Information by Holder.  Each Holder holding securities included in any
          ---------------------
registration shall furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     12.  Limitations on Registration of Issues of Securities.  From and after
          ---------------------------------------------------
the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company, provided that this Section 12 shall not limit the right of the Company to enter any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Agreement and with the rights of the Holders provided in this Agreement.

     13.  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Shareholder owns any Restricted Securities, furnish to the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

     14.  No-Action Letter or Opinion of Counsel in Lieu of Registration.
          --------------------------------------------------------------
Notwithstanding anything in this Agreement to the contrary, if at any time after the date of the Company's initial public offering of its securities under the Securities Act the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for registration made under this Agreement in the manner in which such Holder proposes to dispose of the Registrable Securities included in such request, or if in the opinion of counsel for the Company concurred in by counsel for such Holder no registration under the Securities Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for registration under this Agreement; provided, however, with respect to any Holder who may deemed to be an "affiliate," as that term is defined under Rule 144, if, notwithstanding the opinion of such counsel, the Holder is unable to dispose of all of the Registrable Securities included in his request in the manner in which such Holder so proposes without registration, the Registrable Securities included in such request shall be eligible for registration under this Agreement.

     15.  Transfer or Assignment of Registration Rights.  The rights to cause
          ---------------------------------------------
the Company to register Shareholder's securities granted to Shareholder by the Company under Sections 5, 6 and 8 hereof may be transferred or assigned by Shareholder to a transferee or assignee of at least 100,000 shares of the Restricted Securities; provided, however, that a Shareholder may transfer or assign such rights to a partner or shareholder of Shareholder without restriction as to minimum shareholding. The Company shall be given written notice by Shareholder at the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of a Shareholder under this Agreement.

     16.  "Market Stand-off" Agreement.  Each Shareholder agrees, if requested
          ----------------------------
by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Shareholder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the Company's initial public offering of its capital stock, provided that all officers, directors and employees of the Company holding stock or stock options of at least one (1%) percent of the Company's outstanding stock prior to the initial public offering of the Company enter into similar agreements; provided, further, that with respect to the Series C Holders, the prohibition against the sale, transfer or other dispostions of any Common Stock (or other securities) of the Company held by them pursuant to this Section 16 shall not prohibit (i) the sale of any shares of Common Stock purchased by such Series C Holder pursuant to a directed share program or otherwise in the Company's initial public offering, or (ii) the sale, in the open market, of any shares of Common Stock by such Series C Holder provided that such shares are purchased in the open market after the completion of the Company's initial public offering.

          Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of said period.

     17.  Governing Law.  This Agreement and the legal relations between the
          -------------
parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

     18.  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     19.  Notices, Etc.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Shareholder, at the address or addresses set forth on Exhibit A,
                                                              ---------
Exhibit B or Exhibit C attached hereto, or at such other address or addresses as
---------    ---------
the Shareholder shall have furnished to the other parties hereto in writing, or
(b) if to any other holder of any securities, at such address as such holder shall have furnished the other parties hereto in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or
(c) if to the Company,
at the address of its principal offices set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the other parties hereto in writing.

     20.  Other Registration Rights.  This Agreement supersedes any previous
          -------------------------
agreement between the Company and any party with respect to the grant by the Company of registration rights, including but not limited to Registration Rights Agreement dated February 14, 1997.

     21.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     22.  Amendments.  Any provision of this Agreement may be amended, waived or
          ----------
modified upon the written consent of the Company, and the Shareholders (or their assignees to whom Shareholders have expressly assigned their rights in compliance with Section 15 hereof) who then hold more than fifty percent (50%) of the Registrable Securities then held by persons entitled to registration rights hereunder, provided further, any such amendment, waiver or modification applies by its terms to each applicable Shareholder and each such assignee and, provided further, that a Shareholder or such assignee hereunder may waive any of such Holder's rights or the Company's obligations hereunder without obtaining the consent of any other Shareholder or assignee.


               (Remainder of this page left intentionally blank)

     IN WITNESS WHEREOF, the parties have executed this Restated Registration Rights Agreement as of the date first above written.

"INVENTA CORPORATION"


By:______________________________
    Ashok Santhanam, President



"SHAREHOLDERS"

Battery Ventures L.P.


By:______________________________
Name:
Title:

BOSTON MILLENNIA PARTNERS
LIMITED PARTNERSHIP
By:  Glen Partners Limited Partnership,
     its General Partner

By:______________________________
     General Partner


_________________________________
Stephen T. Barry


_________________________________
A. Dana Callow, Jr.


_________________________________
Christian Dubiel

_________________________________
Martin J. Hernon


_________________________________
Robert W. Jevon


_________________________________
Frank P. Pinto


_________________________________
Suresh Shanmugham


_________________________________
Bruce R. Tiedemann


_________________________________
Harry A. Caunter


_________________________________
Electra D. DePeyster


_________________________________
Robert Ducommun


_________________________________
Maya S. Hattangady

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t


_________________________________
Robert Ducommun, Trustee

_________________________________
Andrew Potter


_________________________________
Santhanam C. Shekar

TCV II (Q), L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:______________________________
     Name:  Robert C. Bensky
     Title: Chief Financial Officer

TCV II Strategic Partners, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:______________________________
     Name:  Robert C. Bensky
     Title: Chief Financial Officer

TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner

By:______________________________
     Name:  Robert C. Bensky
     Title: Chief Financial Officer

Technology Crossover Ventures II, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner

By:_________________________________
     Name:  Robert C. Bensky
     Title: Chief Financial Officer

Technology Crossover Ventures II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:_________________________________
     Name:  Robert C. Bensky
     Title: Chief Financial Officer


_________________________________
Ramesh Vasudevan


_________________________________
Gomati Venkateswaran


_________________________________
Usha Vijayarajan

                                   EXHIBIT A
                                   ---------

                              SCHEDULE OF HOLDERS
                          OF SERIES A PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Harry A. Caunter                         Ramesh Vasudevan
675 North Court                          1369 Camwell Drive
Suites 225 & 230                         West Vancouver, BC, V7S2M6
Palatine, IL 60067                       Canada

Electra D. De Peyster                    Gomati Venkateswaran
2000 Redwood Hill Court                  26 South Baog Road
Santa Rosa, CA 95404                     A2 Anand Bhavan
                                         Madras, 600017
Robert Ducommun                          INDIA
1155 Park Ave.
Apt. 1 SW                                Usha Vijayarajan
New York, NY 10128                       2/7 12th Cross
                                         Rajmahal Extension
Maya S. Hattangady                       Bangalore, 560080
414 E. Lansing Way                       INDIA
Fresno, CA 93704

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t
Robert Ducommun, trustee
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter
401 Vine Street
Menlo Park, CA 94025

Santhanam C. Shekar
349 G Street
San Rafael, CA 94901

                                   EXHIBIT B
                                   ---------

                              SCHEDULE OF HOLDERS
                          OF SERIES B PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Battery Ventures L.P.
20 William Street
Wellesley, MA 01282

Harry A. Caunter
675 North Court
Suites 225 & 230
Palatine, IL 60067

Robert Ducommun
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t
Robert Ducommun, trustee
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter
401 Vine Street
Menlo Park, CA 94025

Ramesh Vasudevan
1369 Camwell Drive
West Vancouver,  BC, V7S2M6
Canada

                                   EXHIBIT C
                                   ---------

                              SCHEDULE OF HOLDERS
                          OF SERIES C PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Battery Ventures L.P.                   Suresh Shanmugham
20 William Street                       c/o Boston Millennia Partners
Wellesley, MA 01282                     30 Rose Wharf, Ste. 330
                                        Boston, MA 02110

Boston Millennia Partners
30 Rose Wharf, Ste. 330                 Bruce R. Tiedemann
Boston, MA 02110                        c/o Boston Millennia Partners
                                        30 Rose Wharf, Ste. 330
Stephen T. Barry                        Boston, MA 02110
c/o Boston Millennia Partners
30 Rose Wharf, Ste. 330                 Harry A. Caunter
Boston, MA 02110                        675 North Court
                                        Suites 225 & 230
A. Dana Callow, Jr.                     Palatine, IL 60067
c/o Boston Millennia Partners
30 Rose Wharf, Ste. 330                 Maya S. Hattangady
Boston, MA 02110                        414 E. Lansing Way
                                        Fresno, CA 93704
Christian Dubiel
c/o Boston Millennia Partners           Santhanam C. Shekar
30 Rose Wharf, Ste. 330                 349 G Street
Boston, MA 02110                        San Rafael, CA 94901

Martin J. Hernon                        TCV II (Q), L.P.
c/o Boston Millennia Partners           c/o Technology Crossover Ventures
30 Rose Wharf, Ste. 330                 56 Main Street, Suite 210
Boston, MA 02110                        Millburn, NJ 07041
                                        Attention: Robert C. Bensky
Robert W. Jevon
c/o Boston Millennia Partners           with a copy to:
30 Rose Wharf, Ste. 330                 c/o Technology Crossover Ventures
Boston, MA 02110                        575 High Street, Suite 400
                                        Palo Alto, CA 94301
Frank P. Pinto                               Attention: Jay C. Hoag
c/o Boston Millennia Partners
30 Rose Wharf, Ste. 330
Boston, MA 02110

TCV II Strategic Partners, L.P.           TCV II, V.O.F.
c/o Technology Crossover Ventures         c/o Technology Crossover Ventures
56 Main Street, Suite 210                 56 Main Street, Suite 210
Millburn, NJ 07041                        Millburn, NJ 07041
Attention: Robert C. Bensky               Attention: Robert C. Bensky

with a copy to:                           with a copy to:
c/o Technology Crossover Ventures         c/o Technology Crossover Ventures
575 High Street, Suite 400                575 High Street, Suite 400
Palo Alto, CA 94301                       Palo Alto, CA 94301
Attention: Jay C. Hoag                    Attention: Jay C. Hoag


Technology Crossover Ventures II, C.V.    Technology Crossover Ventures II, L.P.
c/o Technology Crossover Ventures         c/o Technology Crossover Ventures
56 Main Street, Suite 210                 56 Main Street, Suite 210
Millburn, NJ 07041                        Millburn, NJ 07041
Attention: Robert C. Bensky               Attention: Robert C. Bensky

with a copy to:                           with a copy to:
c/o Technology Crossover Ventures         c/o Technology Crossover Ventures
575 High Street, Suite 400                575 High Street, Suite 400
Palo Alto, CA 94301                       Palo Alto, CA 94301
Attention: Jay C. Hoag                    Attention: Jay C. Hoag

               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                                  May 11, 1998



To:  Each Investor listed on
     the Schedule of Investors
     to the Inventa Corporation
     Series C Convertible Preferred
     Stock Purchase Agreement

Ladies and Gentlemen:

     Reference is made to the Series C Convertible Preferred Stock Purchase Agreement dated as of May 11, 1998 (the "Agreement"), complete with all listed exhibits thereto, by and among Inventa Corporation, a California corporation, (the "Company") and each of you, providing for the issuance by the Company to the Investors of shares of Series C Preferred Stock of the Company (the "Shares"). This opinion is rendered to you in compliance with Section 5.8 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

     We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Investors in the Agreement and pursuant thereto are true and correct. We are also assuming that each Investor has purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

     The opinions hereinafter expressed are subject to the following qualifications:

          (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

          (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

          (c) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

          (d) We express no opinion as to the enforceability of the indemnification provisions of the Registration Rights Agreement, to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions; and

          (e) We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us.

     Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business, and in good standing in all foreign jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business as now conducted.

     2. The Company has all requisite legal and corporate power to execute and deliver the Agreement, the Shareholder Agreement and the Registration Rights Agreement, to sell and issue the Shares under the Agreement, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Agreement, the Shareholders Agreement, and the Registration Rights Agreement.

     3. The authorized capital of the Company consists of (i) 8,119,511 shares of Preferred Stock, 1,000,000 shares of which are designated Series A Preferred Stock and of which 800,000 are issued and outstanding, and 2,560,000 shares of which are designated Series B Preferred and of which 2,560,000 are issued and outstanding, and 4,059,511 shares of which are designated Series C Preferred Stock and of which none are issued and outstanding, and (ii) 25,000,000 shares of Common Stock, of which 4,642,344 shares are issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares, when issued pursuant to the terms of the Agreement (including Common Stock issued upon conversion of the Shares), will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Agreement, the Shareholders Agreement, and the Registration Rights Agreement and all the exhibits thereto, to out knowledge, there are no options, warrants or other rights (including conversion or preemptive rights) or agreements outstanding to purchase any of the Company's authorized and unissued capital stock.

     4. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreement, the Shareholders Agreement and the Registration Rights Agreement, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Agreement, the Shareholders Agreement, and the Registration Rights Agreement has been taken. The Agreement, the Shareholders Agreement, and the Registration Rights Agreement have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Shares will have the rights, preferences and privileges described in the Restated Articles. To our knowledge, the Shares and the Common Stock issuable on conversion of the Shares will be free of any liens, encumbrances or preemptive rights contained in the Company's Restated Articles or Bylaws.

     5. The execution, delivery and performance of and compliance with the terms of the Agreement, and the issuance of the Shares do not violate any provision of the Restated Articles or Bylaws, or, to our knowledge, any provisions of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Agreement, the Shareholders Agreement, and the Registration Rights Agreement and the issuance of the Shares do not violate or constitute a default under, any material contract, agreement, instrument, judgment or decree binding upon the Company.

     6. To our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or which questions the validity of the Agreement, the Shareholders Agreement or the Registration Rights Agreement or any action taken or to be taken by the Company in connection therewith.

     7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, the Shareholders Agreement, and the Registration Rights Agreement or other offer, sale or issuance of the Shares or the consummation of any other transaction contemplated thereby, except (a) filing of the Restated Articles in the Office of the Secretary of State of the State of California, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law and other applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Shares (and the Common Stock issuable upon conversion thereof) and the modification of rights of shareholders contemplated by the Agreement. The filing referred to in clause (a) above has been accomplished and is effective, and to our knowledge there are no proceedings or written threat thereof which question the validity of such filing. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated by clause (b) above where such filings and actions are to be undertaken on or after the date hereof.

     8. Subject to the accuracy of each Investor's representations in Section 3 of the Agreement we are of the opinion that the offer, sale and issuance of the Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

     This opinion is furnished to the Investors solely for their benefit in connection with the purchase of the Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent.


                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              A Professional Corporation

                          MANAGEMENT RIGHTS AGREEMENT

     This MANAGEMENT RIGHTS AGREEMENT ("Agreement") is entered into as of May 11, 1998 by and between Inventa Corporation, a California corporation (the "Company") and TCV II (Q), L.P., a Delaware limited partnership ("Fund").


                                   RECITALS

     A. Fund's organizational documents require that Fund have and maintain the status of a "venture capital operating company" as defined in the Department of Labor Regulations, Section 25101.3-101(d) (the "Regulations").

     B. The Regulations require that a venture capital operating company must have direct contractual rights to participate substantially in or substantially influence the conduct of the management of its portfolio companies.

     C. In order to induce Fund to invest in the Company, the Company has agreed to provide such rights to Fund.

     NOW THEREFORE, the parties hereto agree that upon Fund's purchase of shares of Series C Preferred Stock of the Company, Fund will be entitled to the following contractual management rights, in addition to rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in connection with the current financing:

     (1) Fund shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual and quarterly operating plans, and management will meet with Fund within thirty days after the end of each fiscal quarter at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

     (2) Fund may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided except to the extent provided to all of the Company's investors under the terms of the current financing;

     (3) If Fund is not represented on the Company's Board of Directors by an affiliate of the Fund, the Company shall invite a representative of Fund to attend all meetings of its Board of Directors in a nonvoting observer capacity (provided that such representative may be excluded from such portion of the meetings of the Board of Directors as (i) is an executive session of the Board of Directors limited solely to Board members, (ii) necessary to protect the attorney-client privilege or (iii) would result in a conflict of interest with
Fund) and, in this respect, shall give such representative timely copies of all notices, minutes, consents, and other material that it provides to its directors. Such representative may participate in discussions of matters brought to the Board.

     Fund agrees, and will cause any representative of Fund to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement.

     The rights described herein shall terminate and be of no further force or effect upon the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the public. The confidentiality provisions hereof will survive any such termination.

     IN WITNESS WHEREOF the parties hereto have hereby executed this Agreement as of the date first above written.

                                            Inventa Corporation

                                            a California Corporation



                                            By: ________________________________
                                                Ashok K. Santhanam, President




                                            TCV II (Q), L.P.

                                            a Delaware Limited Partnership

                                            By:  Technology Crossover Management
                                            Its: General Partner



                                            By: ________________________________
                                                Name : Robert C. Bensky
                                                Title: Chief Financial Officer

                          MANAGEMENT RIGHTS AGREEMENT

         This MANAGEMENT RIGHTS AGREEMENT ("Agreement") is entered into as of May 11, 1998 by and between Inventa Corporation, a California corporation (the "Company") and TCV II (Q), L.P., a Delaware limited partnership ("Fund").


                                   RECITALS

         A. Fund's organizational documents require that Fund have and maintain the status of a "venture capital operating company" as defined in the Department of Labor Regulations, Section 25101.3-101(d) (the "Regulations").

         B. The Regulations require that a venture capital operating company must have direct contractual rights to participate substantially in or substantially influence the conduct of the management of its portfolio companies.

         C. In order to induce Fund to invest in the Company, the Company has agreed to provide such rights to Fund.

         NOW THEREFORE, the parties hereto agree that upon Fund's purchase of shares of Series C Preferred Stock of the Company, Fund will be entitled to the following contractual management rights, in addition to rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in connection with the current financing:

         (1) Fund shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual and quarterly operating plans, and management will meet with Fund within thirty days after the end of each fiscal quarter at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

         (2) Fund may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided except to the extent provided to all of the Company's investors under the terms of the current financing;

         (3) If Fund is not represented on the Company's Board of Directors by an affiliate of the Fund, the Company shall invite a representative of Fund to attend all meetings of its Board of Directors in a nonvoting observer capacity (provided that such representative may be excluded from such portion of the meetings of the Board of Directors as (i) is an executive session of the Board of Directors limited solely to Board members, (ii) necessary to protect the attorney-client privilege or (iii) would result in a conflict of interest with
Fund) and, in this respect, shall give such representative timely copies of all notices, minutes, consents, and other material that it provides to its directors. Such representative may participate in discussions of matters brought to the Board.

         Fund agrees, and will cause any representative of Fund to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement.

         The rights described herein shall terminate and be of no further force or effect upon the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the public. The confidentiality provisions hereof will survive any such termination.

         IN WITNESS WHEREOF the parties hereto have hereby executed this Agreement as of the date first above written.

                                            Inventa Corporation

                                            a California Corporation



                                            By: ________________________________
                                                 Ashok K. Santhanam, President





                                            TCV II Strategic Partners, L.P.

                                            a Delaware Limited Partnership

                                            By:  Technology Crossover Management
                                                 II, L.L.C.,
                                            Its: General Partner



                                            By: ________________________________
                                                Name : Robert C. Bensky
                                                Title: Chief Financial Officer

                          MANAGEMENT RIGHTS AGREEMENT

         This MANAGEMENT RIGHTS AGREEMENT ("Agreement") is entered into as of May 11, 1998 by and between Inventa Corporation, a California corporation (the "Company") and Technology Crossover Ventures II, L.P., a Delaware limited partnership ("Fund").


                                   RECITALS

         A. Fund's organizational documents require that Fund have and maintain the status of a "venture capital operating company" as defined in the Department of Labor Regulations, Section 25101.3-101(d) (the "Regulations").

         B. The Regulations require that a venture capital operating company must have direct contractual rights to participate substantially in or substantially influence the conduct of the management of its portfolio companies.

         C. In order to induce Fund to invest in the Company, the Company has agreed to provide such rights to Fund.

         NOW THEREFORE, the parties hereto agree that upon Fund's purchase of shares of Series C Preferred Stock of the Company, Fund will be entitled to the following contractual management rights, in addition to rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in connection with the current financing:

         (1) Fund shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual and quarterly operating plans, and management will meet with Fund within thirty days after the end of each fiscal quarter at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

         (2) Fund may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided except to the extent provided to all of the Company's investors under the terms of the current financing;

         (3) If Fund is not represented on the Company's Board of Directors by an affiliate of the Fund, the Company shall invite a representative of Fund to attend all meetings of its Board of Directors in a nonvoting observer capacity (provided that such representative may be excluded from such portion of the meetings of the Board of Directors as (i) is an executive session of the Board of Directors limited solely to Board members, (ii) necessary to protect the attorney-client privilege or (iii) would result in a conflict of interest with
Fund) and, in this respect, shall give such representative timely copies of all notices, minutes, consents, and other material that it provides to its directors. Such representative may participate in discussions of matters brought to the Board.

         Fund agrees, and will cause any representative of Fund to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement.

         The rights described herein shall terminate and be of no further force or effect upon the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the public. The confidentiality provisions hereof will survive any such termination.

         IN WITNESS WHEREOF the parties hereto have hereby executed this Agreement as of the date first above written.

                                  Inventa Corporation

                                  a California Corporation



                                  By:_________________________________
                                       Ashok K. Santhanam, President




                                  Technology Crossover Ventures II, L.P.

                                  a Delaware Limited Partnership

                                  By:  Technology Crossover Management II,
                                       L.L.C.,
                                  Its: General Partner



                                  By: __________________________________
                                      Name : Robert C. Bensky
                                      Title: Chief Financial Officer